UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Career Education Corporation

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CAREER EDUCATION CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

May 17, 2012

NOTICE AND PROXY STATEMENT

April 2, 2012

Dear Stockholder:

I cordially invite you to attend our 2012 Annual Meeting of Stockholders on May 17, 2012. The Annual Meeting will start promptly at 9:00 a.m., Central Daylight Saving Time, at our campus support center at Career Education Corporation, 231 North Martingale Road, Schaumburg, Illinois 60173.

The attached Notice of Annual Meeting and Proxy Statement describes how our Board of Directors operates, provides biographical information on our director nominees, gives information for the voting matters to be acted upon at the Annual Meeting and explains the proxy voting process.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please take a moment now to vote your shares by Internet, toll-free telephone call or by signing and dating the enclosed proxy card and returning it in the pre-addressed, postage-paid envelope provided.

We look forward to seeing you on May 17, 2012 and urge you to vote as soon as possible.

Sincerely,

Steven H. Lesnik
Chairman of the Board, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF CAREER EDUCATION CORPORATION

TO BE HELD ON MAY 17, 2012

Time: Registration begins: 8:30 a.m., Central Daylight Saving Time

Admission to the meeting begins: 8:45 a.m.    Meeting begins: 9:00 a.m.

Date:	May 17, 2012

Place:	Career Education Corporation
231 North Martingale Road
Schaumburg, Illinois 60173

To the Stockholders of

Career Education Corporation:

We will hold our 2012 Annual Meeting of Stockholders at the time, date and location specified above, to act and vote on the following matters:

(1)	To elect seven directors of Career Education Corporation;

(2)	To approve, by a nonbinding advisory vote, executive compensation paid by Career Education Corporation to its named executive officers, commonly referred to as a “Say-on-Pay” proposal;

(3)	To approve an amendment to the Career Education Corporation Restated Certificate of Incorporation to expand the maximum number of director positions from nine to eleven;

(4)	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2012; and

(5)	To consider any other business or matter that is properly raised at the meeting or at any adjournments or postponements of the meeting.

Only stockholders of record at the close of business on March 21, 2012, the record date, are entitled to notice of and to vote at the meeting. Please contact Georgeson Inc., our proxy solicitation firm, toll-free at (888) 206-5970 if you have any questions regarding voting or to request another copy of our Annual Report on Form 10-K for the year ended December 31, 2011, Proxy Statement or proxy card.

By order of the Board of Directors,

Jeffrey D. Ayers

Corporate Secretary

Schaumburg, Illinois

April 2, 2012

We urge you to attend the meeting in person or by proxy. Whether or not you expect to attend the meeting, please vote your shares promptly. To vote your shares, use the Internet or call the toll-free telephone number as described in the instructions on your proxy card, or sign, date and return the enclosed proxy card in the pre-addressed, postage-paid envelope provided.

Career Education Corporation

231 North Martingale Road

Schaumburg, Illinois 60173

(847) 781-3600

PROXY STATEMENT

Why did I receive these proxy materials?

Career Education Corporation (“CEC,” the “Company,” “we,” “us” or “our”) is holding our 2012 Annual Meeting of Stockholders on May 17, 2012. You have received these materials in connection with the 2012 Annual Meeting.

You are invited to attend our 2012 Annual Meeting of Stockholders on May 17, 2012, beginning at 9:00 a.m., Central Daylight Saving Time. The Annual Meeting will be held at our campus support center at Career Education Corporation, 231 North Martingale Road, Schaumburg, Illinois 60173. To obtain directions to attend the 2012 Annual Meeting and vote in person, you may call Investor Relations at (847) 585-3899 or visit our website at www.careered.com under the caption “Investor Relations.”

This Notice of Annual Meeting of Stockholders, Proxy Statement and accompanying form of proxy are being mailed to stockholders starting on or about April 2, 2012.

Who is entitled to vote at the Annual Meeting?

Stockholders of CEC, as recorded in our stock transfer records as of the close of business on March 21, 2012 (the “Record Date”), are entitled to vote at the 2012 Annual Meeting.

Outstanding Shares

As of the Record Date, the Company had                  outstanding shares of common stock. Each outstanding share of common stock is entitled to one vote on each voting matter at the Annual Meeting.

Who can attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the 2012 Annual Meeting. Stockholders will be admitted to the meeting beginning at 8:45 a.m., Central Daylight Saving Time. Seating will be limited.

What do I need to present for admission to the Annual Meeting?

You will need to present proof of your ownership of the Company’s common stock, such as a bank or brokerage account statement, and a form of personal identification, to be admitted to the Annual Meeting. No cameras, recording equipment, large bags, briefcases or packages will be permitted at the 2012 Annual Meeting. All electronic devices will need to be turned off during the 2012 Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

You hold shares as a stockholder of record if your shares are registered directly in your name in our stock transfer records, which are managed by Computershare Trust Company, N.A., our transfer agent. The Company sends the Notice of Annual Meeting of Stockholders, Proxy Statement and CEC’s proxy card directly to you as a stockholder of record.

You hold shares as a beneficial owner if your shares are held in a stock brokerage account or by a bank or other holder of record. This form of ownership is commonly referred to as holding shares in “street name.” Your broker, bank or other stockholder of record forwards the Notice of Annual Meeting of Stockholders, Proxy

Statement and such stockholder of record’s voting instruction form to you. As the beneficial owner, you direct your broker, bank or other stockholder of record how to vote your shares by using the voting instruction form included in the mailing or by following the instructions therein for voting by telephone or on the Internet.

How do proxies work?

Our Board of Directors is asking you to appoint Jeffrey D. Ayers and Gail B. Rago as your proxy holders to vote your shares at the 2012 Annual Meeting. Mr. Ayers is our Senior Vice President, General Counsel and Corporate Secretary, and Ms. Rago is our Senior Vice President, Deputy General Counsel—Corporate and Assistant Corporate Secretary.

You appoint these individuals by voting the enclosed proxy card or through telephone or Internet voting, as described below.

Giving us your signed proxy (or telephone or Internet vote) means that you authorize Mr. Ayers and Ms. Rago to vote your shares at the 2012 Annual Meeting according to the voting directions you provide on the proxy card (or through the telephone or Internet voting procedures).

You may vote for or against all, some or none of our director candidates. You may also provide your (a) advisory vote for or against approval of compensation paid by Career Education Corporation to its named executive officers, commonly referred to as a “Say-on-Pay” proposal; (b) vote for or against the approval of an amendment to our Restated Certificate of Incorporation to expand the maximum number of director positions from nine to eleven; and (c) vote for or against the ratification of the selection of our independent registered public accounting firm. You may also choose to abstain from voting on any of these matters.

Unless you indicate otherwise on your proxy card or through the telephone or Internet voting procedures, you also authorize your proxy holders to vote your shares on any matters not known by the Board of Directors at the time this Proxy Statement was printed and that, under our By-Laws, may be properly presented for action at the 2012 Annual Meeting.

How do I vote if I am the stockholder of record?

You can vote in person at the meeting by completing a ballot at the meeting or by delivering your completed proxy card.

Or, you can vote by proxy as follows:

By mail: Complete, sign, date and return your proxy card in the enclosed pre-addressed, postage-paid envelope.

By telephone: Use the toll-free number listed on the proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly received.

By Internet: The website for Internet voting is listed on the proxy card. Internet voting allows you to confirm that your instructions have been followed.

Telephone and Internet voting procedures use a control number that appears on your proxy card to authenticate you as a stockholder of record and to allow you to confirm that your voting instructions have been properly recorded.

If you vote by telephone or Internet, you do not need to sign and return the proxy card.

Each executed and returned proxy card or voting instruction card and each telephone or Internet vote will be voted as directed. If you do not provide voting directions, the proxy will be voted in accordance with the Board’s voting recommendations contained in this Proxy Statement.

If you are a stockholder of record and you did not receive a postage-paid envelope, please mail your completed proxy card to Career Education Corporation, c/o Georgeson Inc., 199 Water Street, 26th Floor, New York, New York 10038.

Please contact our proxy solicitation firm, Georgeson Inc., toll-free at (888) 206-5970 if you have any questions regarding voting or to request another copy of this Proxy Statement or the proxy card. Further, the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K are available on our website at www.careered.com under the caption “Investor Relations.”

How do I vote if I am a beneficial owner through a stock brokerage account, a bank or other holder of record?

You will receive materials from your stockbroker, bank or other firm asking how you want to vote. You can complete the firm’s voting instruction form and return it as requested by the firm. If the firm offers Internet or telephone voting, the voting instruction form will contain instructions on how to access those voting methods.

You will not be able to vote in person at the 2012 Annual Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other firm and you present it at the 2012 Annual Meeting.

Stockholders are advised to forward their voting instruction forms promptly to allow brokers sufficient time to process the voting instructions. Broker non-votes will be included for purposes of determining whether a quorum is present at the 2012 Annual Meeting. Broker non-votes are proxies received by CEC from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

What is a quorum?

A quorum is the number of shares that must be present at a meeting to have a valid meeting and valid vote. The required quorum to transact business at the 2012 Annual Meeting is a majority of the voting power of shares of CEC common stock issued and outstanding and entitled to vote as of the Record Date.

The inspector of elections appointed for the 2012 Annual Meeting will tabulate the votes cast by proxy and in person at the 2012 Annual Meeting to determine whether or not a quorum is present. For purposes of determining whether a quorum is present, the inspector of elections will count abstentions and broker non-votes as shares that are present and entitled to vote.

Who will count the vote?

At the 2012 Annual Meeting, the inspector of elections appointed by the Board of Directors will tabulate the voting results.

What are the Board of Directors’ recommendations on each proposal?

The Board of Directors recommends that you:

•	Vote FOR all of the Board of Directors’ nominees for election as directors.

•	Vote FOR the nonbinding stockholder advisory vote to approve executive compensation paid by the Company to its named executive officers.

•	Vote FOR the amendment to the Career Education Corporation Restated Certificate of Incorporation to expand the maximum number of director positions from nine to eleven.

•	Vote FOR the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the year ended December 31, 2012.

What vote is required to approve each proposal?

•

Election of Directors:    Each outstanding share of our common stock is entitled to one vote for as many separate nominees as there are directors to be elected. If none of our stockholders provides the Company with notice of an intention to nominate one or more candidates to compete with the Board’s nominees in a director election, or if our stockholders have withdrawn all such nominations by the tenth day before the Company mails its notice of meeting to our stockholders, a nominee for director will be elected to the Board of Directors if the votes cast “FOR” the nominee exceed the votes cast “AGAINST” the nominee. If the number of director nominees exceeds the number of directors to be elected, the directors will be elected by the vote of a plurality of the shares of common stock represented in person or by proxy at the 2012 Annual Meeting. If directors are to be elected by a plurality of the votes cast, stockholders are not permitted to vote against a nominee. Abstentions and shares not present at the 2012 Annual Meeting, including broker non-votes, have no effect on the election of directors, because directors receiving a majority of votes cast will be elected.

•

Advisory Vote on Executive Compensation:    Approval, by a nonbinding advisory vote, of the compensation paid by the Company to its named executive officers requires the favorable vote of a majority of the shares of common stock present in person or by proxy at the 2012 Annual Meeting. Abstentions are treated as shares present and not voting, so abstaining has the same effect as voting “AGAINST” this proposal. Broker non-votes will have no effect on the vote.

•

Increase in the Maximum Number of Director Positions from Nine to Eleven:    Approval of the amendment to the Company’s Restated Certificate of Incorporation to increase the maximum number of director positions from nine to eleven requires the favorable vote of at least 80% of the voting power of the outstanding capital stock of the Company. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this proposal.

•

Ratification of Independent Registered Public Accounting Firm:    Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for 2012 requires the favorable vote of a majority of the shares of common stock present in person or by proxy at the 2012 Annual Meeting. Abstentions are treated as shares present and not voting, so abstaining has the same effect as voting “AGAINST” this proposal. This proposal to ratify the appointment of Ernst & Young LLP will be considered a “routine” matter, and accordingly, brokers and other nominees will have discretionary authority to vote on this proposal.

As provided by law, the advisory vote to approve executive compensation is nonbinding. The Board will review and consider the results of the vote when determining executive compensation.

What happens if a director nominee does not receive sufficient votes to be elected to the Board of Directors?

Under Delaware law, an incumbent director who fails to receive the required vote “holds over,” or continues to serve as a director, until his or her successor is elected and qualified. The Company’s Corporate Governance Guidelines provide that the Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for reelection and that if an incumbent director fails to receive the required vote for reelection, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. If the failure of a nominee to be elected at the 2012 Annual Meeting results in a vacancy on the Board, the Board may act to fill that vacancy.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before it is voted at the 2012 Annual Meeting. To change your vote for shares you own directly as a stockholder of record, you may:

•	submit a revocation letter with a later date than your proxy card to CEC’s Corporate Secretary; or

•	deliver a signed and dated proxy card that is dated later than your prior executed proxy card; or

•	vote again at a later date by telephone or Internet; or

•	attend the 2012 Annual Meeting and vote in person.

To revoke your proxy or instructions for shares you hold beneficially in “street name,” you can revoke your voting instructions by informing the holder of record in accordance with that holder’s procedures.

Could other matters be decided at the Annual Meeting?

Yes. At the date of this Proxy Statement, we did not know of any other matters to be presented for consideration at the 2012 Annual Meeting. If any other item or matter does properly come before the 2012 Annual Meeting, your proxy holders will vote in their discretion on that item or matter.

Is there a list of stockholders entitled to vote at the Annual Meeting?

Yes. An alphabetical list of stockholders of record entitled to vote at the 2012 Annual Meeting, showing the address of and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder for any purpose germane to the 2012 Annual Meeting during ordinary business hours commencing May 7, 2012, and continuing through the date of the 2012 Annual Meeting at our principal offices, 231 North Martingale Road, Schaumburg, Illinois 60173.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, stockholders of record sharing a single address can choose to receive only one annual report to stockholders, proxy statement or notice of Internet availability of proxy materials, as applicable. This “householding” practice reduces our printing and postage costs. However, if you or another stockholder of record at a single address wishes to receive a separate Annual Report or Proxy Statement this year or in the future, you, he or she may contact us at (847) 585-3899 or may write to us at Investor Relations, Career Education Corporation, 231 North Martingale Road, Schaumburg, Illinois 60173.

If you are a “street name” holder, you can request householding by contacting your bank or broker.

Can I access the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K on the Internet?

CEC’s 2011 Annual Report on Form 10-K for the year ended December 31, 2011, containing financial and other information pertaining to CEC, is being furnished to Stockholders with this Notice of Annual Meeting and Proxy Statement. The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K are also available on our website at www.careered.com under the caption “Investor Relations.”

CORPORATE GOVERNANCE

Board and Committee Meetings, Executive Sessions and Attendance

The Board of Directors met 20 times in 2011.

The Board’s standing Committees are Audit, Compensation, Compliance and Nominating and Governance. In 2011, the Audit Committee held nine meetings, the Compensation Committee held eight meetings, the Compliance Committee held eight meetings, and the Nominating and Governance Committee held eight meetings.

In 2011, each incumbent director attended at least 75% of the total number of Board meetings and at least 75% of the total number of meetings of the Committees on which he or she served during the period he or she served as a director or Committee member.

Annual Meeting Attendance

Directors are expected to attend annual meetings of the Company’s stockholders, including the 2012 Annual Meeting, absent unusual circumstances. Each member of the Board of Directors who served as a director at the time of the 2011 Annual Meeting of the Company’s stockholders attended that meeting except for Mr. Edward Snyder, who did not attend as he did not stand for reelection as a director.

Corporate Governance Guidelines and Director Qualifications

The Board of Directors has adopted Corporate Governance Guidelines to assist it in fulfilling its responsibility to exercise its business judgment to act in what it believes to be the best interest of our stockholders. The Corporate Governance Guidelines, as amended, are posted on the Company’s website, www.careered.com, under the caption “Investor Relations.”

Director Independence—Our Corporate Governance Guidelines require that a majority of the Board consist of non-employee independent directors as defined under NASDAQ’s listing standards and any other applicable laws or regulations.

Nominating Procedures and Director Qualifications—Our Sixth Amended and Restated By-Laws address the director nominee selection process, and our Corporate Governance Guidelines address director qualifications.

The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including stockholder and Board recommendations. The Nominating and Governance Committee does not evaluate candidates differently based on who has proposed the candidate. The Nominating and Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating director candidates. In 2011, the Nominating and Governance Committee consulted a search firm to assist with identifying potential candidates to fill vacancies on the Board, but no fees were paid for these services in 2011. The Nominating and Governance Committee recommends candidates for nomination to the Board of Directors.

Stockholders who wish to suggest qualified director candidates for consideration by the Nominating and Governance Committee should write to the Corporate Secretary, Career Education Corporation, 231 North Martingale Road, Schaumburg, Illinois 60173 specifying the name of the candidate and stating in detail the person’s qualifications. A written statement from the candidate, consenting to be named as a candidate and to serve as a director if nominated and elected, should accompany the recommendation. Stockholders who wish to nominate a director for election at an annual meeting of the stockholders of the Company must comply with the Company’s By-Laws regarding stockholder proposals and nominations. See “Proposals of Stockholders” contained in this Proxy Statement.

The Nominating and Governance Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee recommended by the Nominating and Governance Committee or by a stockholder. The Nominating and Governance Committee believes that each member of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with his or her performance as a director. In evaluating and selecting new directors, the Nominating and Governance Committee considers whether the candidate meets the definition of independent director as specified in NASDAQ’s listing standards, as well as such candidate’s strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need for the Board. The Nominating and Governance Committee has sought candidates with diverse backgrounds and experience in academia, government regulation of postsecondary education, investing, accounting, finance and public companies to provide the Board with informed perspectives on the complex business and regulatory environment in which the Company operates, and has established both race and gender diversity on the Board. In the case of a current director being considered for renomination, the Nominating and Governance Committee also takes into consideration the director’s history of meeting attendance, tenure and preparation for and participation at Board and Board Committee meetings.

Specific Qualifications, Attributes and Skills Our Directors Bring to the Board—The Company and its competitors faced regulatory and economic uncertainty in 2011 that is likely to persist through 2012. The U.S. Department of Education issued final regulations pertaining to certain aspects of the administration of Title IV Programs in October 2010, and in September 2011 published a Notice of Proposed Rulemaking to amend certain regulations. These regulations could have significant impacts on the Company’s business practices, cause the Company to incur costs of compliance and of developing and implementing changes in operations and may affect student recruitment or enrollment, or result in changes in or elimination of certain of our educational programs. In 2010 and 2011, the U.S. Congress conducted hearings and other examinations of the for-profit postsecondary education sector that have resulted in adverse publicity for the sector and that may lead to additional legislation or regulation of the sector. Across the sector, new student interest levels and subsequent enrollments appear to be moderating. In light of these and other events, the Board must balance the Company’s growth strategy with furthering the enhanced focus on quality, compliance and reputation of the past several years. The attributes, skills and experience that our Board members bring to the Company must support the Company’s strategies and actions necessary in dealing with these and other regulatory and economic uncertainties.

The discussion below describes the key experiences, qualifications, attributes and skills that led the Nominating and Governance Committee to the conclusion that the director nominees, who are all among our incumbent Board members, are qualified to serve as directors of the Company at this time. However, this summary is not meant to be a complete description of all the skills and attributes of our Board members. Additional details about our individual director nominees are presented in their biographies under “Nominees” below.

Educational Services and Related Legal and Regulatory Experience

The Company offers a comprehensive array of educational programs and operates in a highly regulated environment. Directors with experience in education and its regulation bring vital experience in understanding regulatory oversight and how it affects academics and operations. They can assist the Board (a) in identifying trends that may impact the Company’s operations, services or business model, (b) in developing compliance models and (c) in delivering academic services.

Strategic Planning and Growth Initiatives

The Company has a diversified mix of educational offerings. The colleges, schools and universities that are part of the Company have a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings at more than 90 campuses located throughout the United States and in France, the United Kingdom and Monaco, and offer doctoral, master’s, bachelor’s and associate’s degrees and diploma and certificate programs to approximately 100,000 students. Directors with experience in strategic planning for large organizations help the Board to oversee the Company’s strategic planning process through identifying growth and other objectives; defining imperatives in compliance, service delivery and other areas; assessing the appropriate business models for our schools; and analyzing other critical strategic issues for the Company.

Investment Management and Other Financial Expertise

The Board’s strategic planning oversight extends to reviewing and providing input on the Company’s annual and multi-year business plans. Those directors with experience in analyzing businesses and developing investment strategies from the investors’ perspective assist the Board in evaluating and establishing the Company’s business plans with the objective of creating value for stockholders.

Directors with experience in financial accounting and reporting, particularly for public companies, bring to the Board the financial expertise and financial literacy required to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, financial reporting and internal control practices of the Company.

Marketing

The Company’s business model has historically been highly dependent on brand management and direct marketing, much in the manner that consumer companies market goods and services. Like other companies in the for-profit postsecondary education sector, the Company’s marketing programs are subject to extensive federal, state and local legislation, regulation and scrutiny. Directors with marketing expertise assist the Board in evaluating the Company’s marketing and brand management programs, in assessing alternative marketing approaches, in reviewing the impacts of regulatory requirements on our marketing efforts and approach, and in applying similar considerations critical to the business models utilized to create organic growth of the Company.

Governance

In discharging its duties, the Board is cognizant of its corporate governance responsibilities across numerous areas from its self-organization, director nomination process, executive compensation, stockholders and other matters. Directors that gain expertise in corporate governance trends from their other public company boards or other activities assist the Board in early identification of and decision-making on corporate governance matters.

Board Skills Matrix

The table below summarizes the specific qualifications, attributes and skills that led the Nominating and Governance Committee to the conclusion that the director nominees, who are all among our incumbent Board members, are qualified to serve as directors of the Company at this time. This summary, however, is not meant to be a complete description of all the skills and attributes of the Board members. Additional details about our individual director nominees are presented in their biographies; see “Nominees” below. An “X” indicates that the required expertise is a specific area of focus or expertise on which the Board relies and is a specific factor considered in nominating the director to serve on the Board. Lack of an “X” does not mean that the director does not possess the identified expertise.

Board of Directors
Required Expertise	Dennis H. Chookaszian	David W. Devonshire	Patrick W. Gross	Gregory L. Jackson	Thomas B. Lally	Steven H. Lesnik	Leslie T. Thornton
Educational Services and Related Legal and Regulatory Experience				x		x	x
Strategic Planning and Growth Initiatives	x	x	x	x	x
Investment Management and Other Financial Expertise	x	x	x	x	x
Marketing	x		x			x
Governance	x		x				x

Board Leadership Structure and Role in Risk Oversight

In December 2006, the Board of Directors established a leadership structure consisting of an independent Chairman of the Board and a separate principal executive officer who is an employee of the Company. The Board, which was at that time considering candidates for the principal executive officer position and considering additional changes in the senior management team, felt that this leadership structure would both demonstrate the Board’s commitment to implement best practices in corporate governance and allow the Board to effectively oversee and integrate a new management team with varying levels of experience in for-profit postsecondary education.

Steven H. Lesnik, the Chairman of the Board, also serves as President and Chief Executive Officer. During the period that Mr. Lesnik holds these positions, he is not an independent director. At the time the Company employs a new President and Chief Executive Officer, Mr. Lesnik will resign the President and Chief Executive Officer positions and is expected to continue to serve as Chairman of the Board.

The Board believes that separating the Chairman of the Board and the President and Chief Executive Officer positions serves the best interests of the Company and its stockholders because it enhances communication among the Board and members of the senior executive team and enables the Board to more effectively oversee the Company’s strategy and strategy implementation. Since Mr. Lesnik is serving as Chairman of the Board and as President and Chief Executive Officer, the Board appointed Ms. Thornton as Lead Independent Director of the Board on October 31, 2011. In this role, Ms. Thornton presides at all meetings of the Board at which the Chairman of the Board is not present, including serving as the chairperson of the Board’s executive sessions of non-employee directors; serves as liaison between the Chief Executive Officer and non-employee directors; consults with, and provides input to, the Chairman of the Board regarding the agenda for Board meetings and meeting schedules; and otherwise performs duties as the Board may delegate to assist the Board in fulfilling its responsibilities. In addition, the Lead Independent Director has the authority to call meetings of the non-employee directors and is responsible for conducting exit interviews with resigning executive officers and such other persons as the Board deems necessary or appropriate.

The Board oversees risk management both through the Company’s enterprise risk management process and the internal audit function. In 2007, the Company’s Risk Committee was established. The Board is currently in the process of enhancing the composition and role of the Risk Committee. The Board intends that the Chief Executive Officer serve as Chair of the Company’s Risk Committee, and that the other members of the Company’s Risk Committee include the following Company officers: the Chief Financial Officer, the General Counsel, the Chief Compliance Officer, the Chief Academic Officer, the Chief Internal Auditor, the Risk Management Officer and each of the heads of the Strategic Business Units. The Board’s intention is for the Committee to meet quarterly to review enterprise-wide, business-unit specific and other discrete topic risk surveys and assessments. The Committee may then utilize the survey results to identify and prioritize the Company’s top risks, and develop implementation plans to manage the risks. The Risk Committee will report quarterly to the Audit Committee and at least annually to the entire Board of Directors regarding identified enterprise risks, risk assessment and mitigation, effectiveness of risk management and related matters.

The Chief Internal Auditor reports directly to the Audit Committee of the Board. The Company’s Internal Audit function prepares both annual and three-year audit plans identifying specific audit activities, scope and prioritization. These audit plans are developed utilizing the enterprise risk management survey results, the COSO framework for internal controls and the IT Governance Institute’s COBIT framework and are linked to the Company’s annual business plan.

Communications with the Board of Directors

Stockholders or other interested parties may communicate with the Board of Directors by sending a letter to the Board of Directors, c/o Corporate Secretary, Career Education Corporation, 231 North Martingale Road, Schaumburg, Illinois 60173. The Corporate Secretary will receive the correspondence and forward it to the director or directors to whom the communication is addressed. From time to time, the Board of Directors may change the process by which stockholders may communicate with the Board or its members. Please refer to our website, www.careered.com, under the captions “Investor Relations-Corporate Governance” for any changes in this process.

Code of Ethics for Executive Officers and Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Ethics for Executive Officers specifically applicable to our executive officers and senior financial officers, including our principal executive officer, our principal financial officer and our principal accounting officer and controller. The Code of Ethics for Executive Officers is posted on our website, www.careered.com, under the caption “Investor Relations.”

We have also adopted a Code of Business Conduct and Ethics to promote honest and ethical conduct and compliance with the laws and governmental rules and regulations to which we are subject. The Code of Business Conduct and Ethics is applicable to all of our employees, officers and directors. The Code of Business Conduct and Ethics also includes the Company’s Conflicts of Interest Policy, among other policies. Directors are expected to read this Code and adhere to its provisions to the extent applicable in carrying out their duties and responsibilities as directors. The Conflicts of Interest Policy provides, among other things, that it is improper for employees to do business with an individual that is not at “arm’s length” even if the employee has no financial interest in the transaction or arrangement; that employees shall not directly or indirectly have any interest in or have any personal contract, agreement or understanding of any nature whatsoever with suppliers, customers or other persons or entities doing business or negotiating to do business with the Company; that employees must bring any business opportunity encompassed under the Conflicts of Interest Policy to the attention of the appropriate Company official; and that employees are prohibited from engaging or participating, directly or indirectly, as a principal, agent, employee, employer, consultant, stockholder, co-partner or board member, or in any other individual or representative capacity, in the conduct or management of, or owning any stock or other proprietary interest in, any business that is or may be competitive with or seeks to do business with the Company, unless the employee has obtained the prior written consent of the Company. However, this policy allows ownership of up to 5% of the capital stock of public companies that are regularly traded on any national exchange or in the over-the-counter market. The Code of Business Conduct and Ethics is posted on our website, www.careered.com, under the caption “Investor Relations.”

These Codes are available in print to any stockholder who requests them. Any amendments to these Codes will be promptly posted on our website. The Audit Committee is responsible for our compliance with these Codes and reviews issues arising under the Codes, including any issues involving a director, executive officer or senior financial officer. Only the Audit Committee or the Board of Directors can approve a waiver from these Codes for these individuals. Neither the Audit Committee nor the Board envisions that any waivers of these Codes would be granted for these individuals, but if a waiver were so approved, the waiver would be disclosed promptly on our Internet site and as otherwise required by the rules of the SEC and NASDAQ.

Transactions with Related Persons

The Board of Directors and the Company have established certain policies and procedures regarding review and approval of activities involving related-person transactions as defined under applicable SEC regulations. Related persons include anyone who is, or has been since the beginning of the last fiscal year, a director or director nominee, an executive officer, a stockholder owning 5% or more of our outstanding common stock, and any immediate family member or associate of any of these persons. A person’s “immediate family” includes his or her spouse, parents, step-parents, children, step-children, brothers and sisters, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than a tenant or employee) sharing the person’s home. A person’s “associates” include (a) any corporation or organization (other than the Company or its subsidiaries) of which the person is an officer or partner, or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (b) any trust or other estate in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and (c) any member of the person’s immediate family who has the same home as the person or who is a director or officer of the Company or any of its subsidiaries.

As stated in the Audit Committee charter, the Board has delegated to the Audit Committee the responsibility to review, approve or ratify any transactions with related persons required to be reported in the Company’s periodic reports with the SEC to determine if each transaction is in the best interests of the Company and its stockholders and is consistent with applicable legal or regulatory requirements. The Audit Committee meets quarterly with our internal audit department members and our General Counsel to review the results of their monitoring of compliance with the Company’s Code of Business Conduct and Ethics (which applies to directors as well as all employees) and the Code of Ethics for Executive Officers. Monitoring procedures include the Company’s Speak-Up Line for anonymous reporting of suspected violations of those Codes and entity level testing of key controls in connection with internal control over financial reporting and disclosure controls and procedures.

As discussed above, the Company’s Conflicts of Interest Policy, which is included in the Company’s Code of Business Conduct and Ethics, sets forth what business conduct, interests or arrangements of its employees may be improper, and what employees must do to bring any opportunity covered by the Conflicts of Interest Policy to the attention of the Company. See “Code of Ethics for Executive Officers and Code of Business Conduct and Ethics” above for further description of this policy.

As stated in the Nominating and Governance Committee charter, the Board’s Nominating and Governance Committee reviews the independence of and any possible conflicts of interest of directors and director nominees. The Nominating and Governance Committee performs this review at least annually in connection with information gathered from Directors’ and Officers’ Questionnaires and the director nominee selection process. Directors are required to disclose potential and existing related-party transactions in completing the questionnaire. Directors are also expected to disclose all potential related-party transactions to the Audit Committee and to the Board of Directors in compliance with the Audit Committee’s responsibilities regarding review of related-person transactions. Corporate legal and accounting staff also review all purchases, sales or other financial transactions between CEC and each outside director or nominee, and between CEC and any entity and affiliates of which a director or nominee is an employee, director or trustee. Based on these reviews, there have been no related-party transactions which would require disclosure in this Proxy Statement, nor are we aware of any business or other relationship that might bear on our directors’ independence.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors has nominated the seven director candidates named below. Each of the nominees is currently serving as a director of Career Education Corporation and is running for re-election. If elected, the nominees for election as directors will each serve for a one-year term expiring at the Company’s 2013 Annual Meeting of Stockholders. The Board of Directors recommends that stockholders vote in favor of the election of all of the nominees named in this Proxy Statement to serve as directors of CEC. See “Nominees” below.

The Board of Directors has affirmatively determined that each of the director nominees, except for Mr. Lesnik, who is currently serving as Chairman of the Board and as President and Chief Executive Officer, is an “independent director” under the NASDAQ listing standards and is independent under NASDAQ’s listing standards applicable to his or her Board Committee memberships. In addition, the Board of Directors determined that Mr. Edward Snyder, who served as a director until the Company’s Annual Meeting of Stockholders held on May 19, 2011, was an “independent director” under such applicable NASDAQ listing standards. The Board used Rule 5605(a)(2) of NASDAQ’s corporate governance listing requirements applicable to its listed companies and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”) as a guide in its independence determination.

If any of the Board of Directors’ nominees is unable or declines to serve at the time of the Annual Meeting, the persons named as proxies on the proxy card will vote for the substitute nominee or nominees recommended by the Board of Directors or vote to allow the vacancy to remain open until filled by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve as a director if elected.

NOMINEES

Dennis H. Chookaszian	Director since October 2002

Mr. Chookaszian, age 68, served as Chairman of the Financial Accounting Standards Advisory Council, which advises the Financial Accounting Standards Board (“FASB”), from January 1, 2007 to December 31, 2011. Mr. Chookaszian was formerly the Chairman and Chief Executive Officer of CNA Financial Corporation. During his 27-year career with CNA, Mr. Chookaszian held several management positions at CNA’s business unit and corporate levels. In 1992, he was named Chairman and Chief Executive Officer of CNA Insurance Companies, and in 1999 he became Chairman of CNA’s executive committee. Mr. Chookaszian retired from CNA in 2001. Mr. Chookaszian is currently a director of Allscripts Healthcare Solutions, Inc., a provider of clinical, financial, connectivity and information solutions and related professional services for hospitals, physicians and post-acute organizations; CME Group Inc. (formerly known as Chicago Mercantile Exchange Holdings Inc.), a U.S. financial exchange; LoopNet, Inc., an information services provider to the commercial real estate industry; and Internet Patents Corporation, an online insurance provider. He also served as a director of Sapient Corporation, a public global services firm providing digital marketing and business and information technology services, from January 2003 to August 2007. Mr. Chookaszian has a Bachelor of Science in chemical engineering from Northwestern University, a Master of Business Administration in finance from the University of Chicago and a master’s degree in economics from the London School of Economics. He received certification as a public accountant in 1971 and also is a Chartered Property Casualty Underwriter.

Expertise	Attributes and Skills
Strategic Planning and Growth Initiatives	Mr. Chookaszian assists the Board and Company in assessing its growth strategies by providing transaction structuring alternatives, negotiating strategies and assessments of strategic value regarding potential Company acquisitions and dispositions, developed during his tenure at CNA, through his service on the advisory boards of a number of private equity firms, and through his involvement in the purchase or sale of more than 100 companies throughout his career.

Investment Management and Other Financial Expertise	Mr. Chookaszian provides in-depth financial expertise to the Audit Committee of the Board that is augmented by his knowledge of trends in financial reporting, financial regulation standard-setting and related global regulations. A national leader in the financial regulatory area, he served as the Chairman of FASAC (Financial Accounting Standards Advisory Council) from January 1, 2007 to December 31, 2011. FASAC advises on issues related to projects on the Financial Accounting Standards Board’s (“FASB”) agenda. He is also a member of the Financial Crisis Advisory Group (“FCAG”), which advises the FASB and the International Accounting Standards Board about standard-setting implications of the current global financial crisis and potential changes to the global regulatory environment. FCAG members are drawn from senior leaders throughout the world with a broad experience in international financial markets and an interest in the transparency of financial reporting information. He has also served on many other accounting bodies, including the AICPA Group of 100, the FAS 95 Task Force, the FASB Financial Instruments Task Force, and the AICPA Insurance Industry Committee. Mr. Chookaszian also served as CFO of CNA Financial for 15 years.
Governance	Mr. Chookaszian brings to the Board in-depth knowledge and trend information regarding corporate governance, gained both from his experience on boards of very large and smaller public companies and from his academic interest in corporate governance. He teaches corporate governance at the University of Chicago Booth School of Business, at Cheung Kong University in Beijing, China, and at IIPM University in India, and also teaches director education courses at Northwestern University’s Kellogg Graduate School of Management.
Marketing	Mr. Chookaszian has an in-depth background in Internet marketing and has served on the boards of directors of a number of firms involved in marketing to consumers and businesses. He has also been involved with a number of firms that provide consulting services to assist with Internet marketing.

David W. Devonshire	Director since March 2008

Mr. Devonshire, age 66, served as Executive Vice President and Chief Financial Officer of Motorola, Inc., from March 2002 through his retirement in March 2007. Motorola, a global provider of integrated communications and embedded electronic solutions, had annual revenues exceeding $42 billion at the time of his retirement. From December 1998 until joining Motorola, Mr. Devonshire was Executive Vice President and Chief Financial Officer of Ingersoll-Rand Company, a global diversified industrial firm. From July 1993 until joining Ingersoll-Rand, he served as Senior Vice President and Chief Financial Officer of Owens Corning, a global producer of residential and commercial building materials. Prior to joining Owens Corning, Mr. Devonshire served in financial positions with Baxter International Inc., The Mead Corporation and Honeywell International Inc. Mr. Devonshire currently serves on the boards of Arbitron Inc., a media and marketing research firm, Meritor, Inc. (formerly known as ArvinMeritor, Inc.), a global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry, and Roper Industries, a diversified industrial company that produces engineered products. He also serves as principal financial adviser to Harrison Street Capital. He also serves on the advisory boards of LEK Consulting and CFO Magazine. Mr. Devonshire holds a Bachelor of Science in accounting from Widener University and a Master of Business Administration from Northwestern University’s Kellogg Graduate School of Management.

Expertise	Attributes and Skills
Strategic Planning and Growth Initiatives	Mr. Devonshire offers the Board insights into various models of how corporate and line functions can and should interrelate with and inform strategic planning activities, financial performance and other critical corporate planning activities.
Investment Management and Other Financial Expertise	Mr. Devonshire provides in-depth financial expertise in overseeing financial reporting, internal controls and financial strategy within public companies, more particularly the preparation of audited financial statements, implementation of financial controls, external and internal auditing, and analysis and evaluation of financial statements. These skills support the Board’s oversight responsibilities for the Company’s financial statements and internal controls.

Patrick W. Gross	Director since December 2005

Mr. Gross, age 67, has served as Chairman of The Lovell Group, a private business and technology advisory and investment firm, since 2002. Mr. Gross also was a founder and principal executive officer of American Management Systems, Inc., a computer applications software and systems integration firm, from 1970 to 2002. He became Chairman of its executive committee in 1982. He has served as chairman of the board of several companies owned by private equity firms. In addition, he served as Vice Chairman of Youth for Understanding International Exchange and serves on the board of the All Kinds of Minds Institute, a non-profit organization assisting students who struggle with learning. Mr. Gross currently is a director of Capital One Financial Corporation, a diversified financial services holding company; Liquidity Services, Inc., an operator of several leading online auction marketplaces for surplus and salvage assets; Rosetta Stone, a leading provider of technology-based language learning solutions; Taleo Corporation, a leading global provider of on-demand talent management software solutions; and Waste Management, Inc., a leading provider of comprehensive waste management services. He has also served on the board of directors of Mobius Management System, Inc. from 2002 to June 2007 and on the board of directors of Computer Network Technology Corporation from July 1997 to 2005. He attended Cornell University and received a Bachelor’s degree in Engineering Science from Rensselaer Polytechnic Institute. Mr. Gross also earned a Master of Science in Engineering from the University of Michigan and a Master of Business Administration from the Stanford Graduate School of Business.

Expertise	Attributes and Skills
Strategic Planning and Growth Initiatives	Mr. Gross has strong strategic planning expertise from his experience in founding and building numerous companies. He has particular expertise in leveraging information technology and advanced data analytics.
Investment Management and Other Financial Expertise	Mr. Gross’ background in financial reporting and financing of companies, both smaller NASDAQ companies and large multi-billion-dollar NYSE companies, provides him with, among other things, extensive experience in planning and implementing financial management and other ERP systems.
Marketing	Mr. Gross brings to the Company extensive experience in direct marketing to consumers utilizing advanced data analytics.
Governance	Mr. Gross has a keen understanding of corporate governance initiatives and trends, practical methods of implementing corporate governance processes and best practices, and a focus on fiduciary responsibilities of directors and management, arising from his service as board chairman/lead director/presiding director of NYSE, NASDAQ, and private companies and as chairman of audit, compensation and governance and nominating committees for a wide range of companies.

Gregory L. Jackson	Director since November 2008

Mr. Jackson, age 45, has been a senior portfolio manager with Ensign Peak Advisors since January 1, 2011. Prior to that time, Mr. Jackson was an investment partner of Blum Capital Partners, L.P., which he joined in 2003, and where he had served as Co-Head of its Investment Committee, a member of its affiliate, Blum Strategic GP, L.L.C., and managing member of each of the following affiliates: Blum Strategic GP II, L.L.C., Blum Strategic GP III, L.L.C., and Blum Strategic GP IV, L.L.C. His responsibilities at Blum Capital Partners included sourcing new investment opportunities, managing Blum Capital’s investment portfolios, and overseeing the investment research process. Prior to joining Blum Capital, Mr. Jackson spent six years at Harris Associates LP where he was the co-portfolio manager of the Oakmark Global Fund (which received a Morningstar 5-star rating during his tenure) from its inception in August 1999 through October 2003. He also was a partner at Harris Associates LP and an investment analyst of domestic equities. Prior to joining Harris Associates LP, he was a partner, portfolio manager and investment analyst with Yacktman Asset Management. Mr. Jackson received a Bachelor of Science from the University of Utah and a Master of Business Administration from the University of Chicago.

Mr. Jackson terminated his employment with Blum Capital Partners, L.P. and its affiliates in 2010. During Mr. Jackson’s tenure with Blum Capital, Blum Capital and certain of its affiliates beneficially owned more than 10% of the Company’s common stock. Mr. Jackson disclaimed beneficial ownership of the shares held by the various Blum Capital entities, except to the extent of any pecuniary interest therein. Mr. Jackson served as Senior Advisor to Blum Capital Partners, L.P. from January 1, 2011 to December 31, 2011. As a Senior Advisor to Blum Capital, Mr. Jackson provided investment and business advice with respect to certain portfolio investments in Blum Capital’s investment funds, including its investment in the Company. Mr. Jackson has no investment or voting authority over any of Blum Capital’s investment funds. Mr. Jackson is a non-managing member of Blum Capital’s affiliates listed above, and remains eligible, to the extent of his vested interest, to receive a portion of the carried interest profits in the investment funds managed by these Blum Capital affiliates. As a participant in the carried interest, Mr. Jackson may be allocated a disproportionate share of the net aggregate profits (if any) from the sale of the securities of the Company (and other portfolio companies) held by these investment funds.

In connection with Mr. Jackson’s election to the Board in 2008, the Company and Mr. Jackson entered into an agreement pursuant to which Mr. Jackson agreed to promptly tender his resignation from the Board and any Committee of the Board on which he then sits if at any time after his appointment to the Board and any subsequent elections or re-elections to the Board, the Blum Group (as defined in the agreement), together with all affiliates of the members of the Blum Group, collective beneficial ownership of the Company’s common stock decreases to less than 15% or exceeds 24.5% of the common stock. Notwithstanding the termination of Mr. Jackson’s employment with Blum Capital Partners, L.P. and its affiliates in 2010, Mr. Jackson remains subject to this agreement.

Expertise	Attributes and Skills
Educational Services and Related Legal and Regulatory Expertise	Mr. Jackson has an extensive background in analyzing and investing in the for-profit education industry, having worked closely with the managements and boards of directors of Blum’s portfolio companies to increase stockholder value by partnering with these companies to implement various financial, operational and governance initiatives. This experience enables him to bring to the Board deep knowledge of the industry and insights into linkages between various aspects of the Company’s business and stockholder value creation.
Strategic Planning and Growth Initiatives	Mr. Jackson’s role as a director at portfolio companies has focused on strategic growth and planning for public companies, which experience Mr. Jackson uses to assist the Board in its strategic planning activities. Mr. Jackson also has an extensive background in analyzing and investing in the for-profit education industry and provides the Board with investors’ views on education industry fundamentals and increasing stockholder value.

Investment Management and Other Financial Expertise	Mr. Jackson, as a career investment manager, brings the perspective of investors and his experience in analyzing businesses and developing investment strategy to the Company.

Thomas B. Lally	Director since January 1998

Mr. Lally, age 68, served as the President of Heller Equity Capital Corporation from August 1995 until his retirement in October 2001. He also was an Executive Vice President of Heller Financial, Inc. and Chairman of its Executive Credit Committee since April 1995, with direct responsibility for the asset quality oversight of its portfolio of loan and equity investments. Mr. Lally joined Heller Financial, Inc. in 1974. Mr. Lally received a Bachelor of Business Administration degree from Pace University.

Expertise	Attributes and Skills
Strategic Planning and Growth Initiatives	Mr. Lally provides the Board with strategic insights into planning and implementing growth and value creation for stockholders.
Investment Management and Other Financial Expertise	Mr. Lally’s extensive experience at Heller equipped him with the financial skills necessary to evaluate investments in other companies or in various aspects of the Company’s business. He provides the Board with a broad overview of many business ventures with differing business models and growth strategies that informs the Board’s analyses of the Company’s options.

Steven H. Lesnik	Director since February 2006

Mr. Lesnik, age 71, has served as Chairman of our Board since March 2008 and as President and Chief Executive Officer of the Company since October 31, 2011. Mr. Lesnik is Chairman of the Board of Directors of KemperSports Inc., an Illinois-based company that develops, owns, leases and manages golf facilities, athletic clubs and lodging venues nationwide and is engaged in marketing communications. Mr. Lesnik co-founded KemperSports Inc. with James S. Kemper, Jr. in 1977 and served as its Chief Executive Officer from 1979 to March 2008. From 1968 to 1979, he held numerous positions at Kemper Insurance Companies, including vice president. Mr. Lesnik is actively committed to education, having served as Chairman of the Illinois Board of Higher Education, as a visiting lecturer at Northwestern University, and as a director of the Illinois Math and Science Academy Foundation. Mr. Lesnik received a Bachelor of Arts from Brown University.

Expertise	Attributes and Skills
Educational Services and Related Legal and Regulatory Expertise	Mr. Lesnik is experienced in state regulation and oversight of postsecondary education, having served as Chairman of the Illinois Board of Higher Education.
Marketing	Mr. Lesnik is skilled in strategic communications to customers, employees and other external audiences, derived from his background in marketing for Kemper Insurance Companies. Mr. Lesnik’s marketing communications background and his commitment to education provide the Board with insights into marketing strategy and trends, marketing programs and their implementation, brand identification and other aspects of marketing that are critical to the Company’s growth strategies.

Leslie T. Thornton	Director since December 2005

Ms. Thornton, age 53, has served as Lead Independent Director of the Board since October 31, 2011. Ms. Thornton has been Vice President and General Counsel of WGL Holdings, Inc. since January 1, 2012, having joined that company as Counsel to the Chairman in November 2011. WGL Holdings, Inc., a retail gas and electric marketing firm and a design-build energy company, operates a regulated natural gas utility serving more than one million customers throughout metropolitan Washington, D.C. Ms. Thornton served as a partner with the law firm of Dickstein Shapiro LLP in Washington D.C. from 2004 until she joined WGL Holdings, Inc., and as a partner with the law firm of Patton Boggs, LLP from 2000 to 2004. Beginning with the Presidential Transition of 1992, and until 2000, Ms. Thornton worked with U.S. Secretary of Education Richard W. Riley, first as Deputy Chief of Staff and Counselor, and then as Chief of Staff at the U.S. Department of Education (“ED”). During her nearly eight years at ED, Ms. Thornton advised the Secretary on all ED matters, served as the liaison between the Secretary and the White House on policy, political, ethics, personnel and other issues; supervised the higher education administrative appeals process for the Secretary; and helped implement President Clinton’s education initiatives. Ms. Thornton was selected by the White House in 1995 to serve on the President’s White House Budget Working Group and in 1996 served in a senior role on President Clinton’s presidential debate team. In addition to her work at ED, Ms. Thornton founded the Educational Equity Institute and Capitol Education Fund, organizations dedicated to improving educational access and opportunity. She holds a Bachelor of Arts from the University of Pennsylvania and a law degree from Georgetown University.

Expertise	Attributes and Skills
Educational Services and Related Legal and Regulatory Experience	Ms. Thornton is knowledgeable in the legislative and regulatory aspects of postsecondary education from the policy and legal perspectives. She provides insight and strategic advice regarding trends and issues involved in the federal oversight of both public and private postsecondary educational institutions and providers.
Governance	Ms. Thornton provides the Board with expertise in governance from the standpoint of corporate legal compliance and corporate process controls to assist in assuring such compliance. She developed that expertise in her legal practice, which focused on counseling large corporations in complex internal corporate investigations, federal agency and congressional investigations, regulatory matters before federal government agencies, state attorneys’ general investigations, and high-level executive branch policy and political work. She continues to develop such expertise in her capacity as Vice President and General Counsel of WGL Holdings, Inc.

The Board of Directors recommends that stockholders vote FOR all of the Board of Directors’ nominees for election as directors.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established an Audit Committee, a Compensation Committee, a Compliance Committee and a Nominating and Governance Committee, each composed entirely of directors who are “independent,” as defined in the NASDAQ listing standards. Each Committee has a written charter that is posted on our website, www.careered.com, under the caption “Investor Relations.” Each Committee reports to the full Board of Directors regarding carrying out the Committee responsibilities set forth in its charter.

Director	Audit	Compensation	Compliance	Nominating and Governance
Dennis H. Chookaszian	x (Chairperson)		x	x
David W. Devonshire	x	x
Patrick W. Gross	x	x (Chairperson)		x
Gregory L. Jackson		x	x
Thomas B. Lally		x		x (Chairperson)
Steven H. Lesnik (1)
Leslie T. Thornton (2)			x (Chairperson)	x

(1)	Mr. Lesnik serves as the Chairman of the Board, President and Chief Executive Officer, and is a non-voting member of each of the Board’s Committees.

(2)	Ms. Thornton was appointed Lead Independent Director of the Board on October 31, 2011.

Audit Committee

The Audit Committee, among other of its responsibilities:

•

Oversees our accounting and financial reporting processes, audits of our financial statements, the internal audit department, qualitative aspects of financial reporting to stockholders, related-party transactions and the Company’s processes to manage business and financial risk.

•	Retains and oversees our independent registered public accounting firm, including reviewing its independence.

•	Pre-approves all audit services and permissible non-audit services.

The Audit Committee is composed solely of directors who meet all of the independence standards for audit committee members as set forth in the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934 (the “Exchange Act”) and NASDAQ listing standards. After reviewing the qualifications of the Audit Committee’s members, and any relationships they have with CEC that might affect their independence from CEC, the Board of Directors has determined that (1) all current members of the Audit Committee are “independent” as that concept is defined in Section 10A of the Exchange Act and as defined in the NASDAQ listing standards, (2) all current members of the Audit Committee are financially literate, and (3) Mr. Chookaszian, Mr. Devonshire and Mr. Gross qualify as audit committee financial experts under the applicable rules promulgated under the Exchange Act.

Compensation Committee

The Compensation Committee, among other of its responsibilities:

•

Reviews and recommends to the Board the Company’s goals and objectives relevant to compensation; oversees that Company policies and programs align with those goals and objectives; and reviews relevant market data in establishing compensation and benefits.

•	Recommends to the Board the adoption or termination of any broad-based or executive compensation or benefit plans.

•

Reviews, administers and recommends our President and Chief Executive Officer’s compensation for approval by all of the independent directors of the Board; reviews, administers and establishes the compensation of each of our other executive officers, based, in part, upon recommendations from the Chief Executive Officer; and for our officers other than our executive officers, reviews the President and Chief Executive Officer’s reports regarding incentive awards, termination arrangements and salary levels, which are established by the President and Chief Executive Officer.

•	Reviews our succession plan for the President and Chief Executive Officer and other senior executive officers.

•

Administers the Company’s stock incentive plans and other compensation and benefit plans. See “Report of the Compensation Committee of the Board of Directors” and “Compensation Discussion and Analysis” below.

Delegation of Authority—The Compensation Committee Charter specifies that the President and Chief Executive Officer establishes incentive awards, termination arrangements and salary levels for officers other than our executive officers; the President and Chief Executive Officer provides periodic reports to the Compensation Committee on these matters.

The Career Education Corporation 2008 Incentive Compensation Plan authorizes the Compensation Committee to delegate authority to our President and Chief Executive Officer or Chief Financial Officer to grant equity awards within certain limitations. The Compensation Committee cannot delegate its authority for grants to our executive officers, to covered employees (generally the most highly compensated employees of the Company) within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to persons subject to Section 16 of the Exchange Act, and for awards intended to qualify as performance-based compensation under Section 162(m). The Compensation Committee’s guidelines for equity awards allow our President and Chief Executive Officer to make stock grants to new employees and existing employees (except those who are executive officers under Section 16 of the Exchange Act) of up to 100,000 shares of restricted stock and up to 100,000 shares in the form of stock options during any 12-month period, with no individual award to exceed 10,000 shares.

The Compensation Committee and the Board also have established the Career Education Corporation Employee Benefits Committee to administer our health and welfare plans, our Employee Stock Purchase Plan (a Section 423 plan under the Code), our 401(k) Plan, general employee benefits plans and programs, and certain incentive plans (but excluding any incentive programs under the Career Education Corporation 2008 Incentive Compensation Plan (the “2008 Plan”) and excluding any plans or programs affecting solely our executive officer group). The Employee Benefits Committee is composed of four senior executives: the Executive Vice President and Chief Financial Officer, the Senior Vice President and Chief Human Resources Officer, the Senior Vice President of Tax and Risk Management, and the Senior Vice President and General Counsel. This Committee reports its activities and actions to the Compensation Committee.

Role of Executive Officers—The Senior Vice President and Chief Human Resources Officer attends each meeting of the Compensation Committee (except for its executive sessions without management present) to provide input regarding senior management’s view on our overall compensation programs, to provide feedback from key management on the forms of compensation and whether specific forms of compensation and specific performance measures and targets provide appropriate incentives for desired goals and objectives, and to provide the Compensation Committee with data concerning each executive’s experience, compensation and promotion history, development and other materials necessary or useful to the Compensation Committee’s deliberations. The President and Chief Executive Officer attends the majority of the Compensation Committee’s meetings (except for its executive sessions without management present) and submits recommendations to the Compensation Committee concerning performance and pay for the executive officers, excluding himself. As noted above, the President and Chief Executive Officer establishes incentive awards, termination arrangements and compensation levels for Company officers other than the executive officers.

Role of the Compensation Consultant and Compensation Consultant Independence—As further described below in “Compensation Discussion and Analysis,” the Compensation Committee has retained Frederic W. Cook & Company, Inc. (“Cook”), an independent compensation and benefits consulting firm, to assist the Compensation Committee on executive compensation matters. Cook representatives attend most meetings of the Compensation Committee, including certain executive sessions without management present; advise the Compensation Committee on compensation trends and practices; prepare market survey data on executive compensation; provide analyses and data compilations regarding executive compensation; and advise on executive pay recommendations for our executive officers.

The Compensation Committee has adopted a policy requiring its compensation consultant to be independent of Company management. The policy requires that the independent consultant:

•	Be retained and terminated by the Compensation Committee.

•	Report solely to the Compensation Committee.

•	Be independent of the Company.

•

Not provide any service or undertake any work for the Company other than that performed for the Compensation Committee, and as may from time to time be authorized by the Compensation Committee at the request of the Nominating and Governance Committee of the Board of Directors.

•

Not provide any unrelated services or products to the Company and its affiliates or management, except as allowed under the rules and regulations of the SEC and of any national stock exchange on which securities of the Company are listed.

The Compensation Committee performs a periodic assessment of its consultant’s independence in which it considers the nature and amount of work performed during the year, the nature of any unrelated services performed for the Company, the amount of fees paid for those services in relation to the firm’s total revenues, the consultant’s policies and procedures designed to prevent conflicts of interest, any business or personal relationships between the consultant and any Compensation Committee member, and the amount of Company stock owned by the consultants working for the Company. The consultant also periodically prepares an independence letter for the Compensation Committee, providing appropriate assurances and confirmation of the consultant’s independent status. In 2011, Cook did not provide any services to the Company beyond its role as independent consultant to the Committee, other than services provided by Cook to the Nominating and Governance Committee in connection with the Nominating and Governance Committee’s evaluation of non-employee director compensation for 2011 (as described below under “Director Compensation”), which services were authorized by the Compensation Committee.

Compliance Committee

The Compliance Committee oversees our policies, programs and procedures to ensure compliance with applicable laws, regulations and the Company’s policies and advises the Board on the status of our compliance programs and ongoing developments relating to compliance matters, including education regulatory matters. In particular, the Compliance Committee is responsible for reviewing significant compliance risk areas and the steps the Company’s corporate compliance department has taken to monitor, control and report compliance risk exposures. The Compliance Committee’s area of responsibility also includes monitoring the effectiveness of, and recommending improvements to, the Company’s compliance program and reviewing the effectiveness of the Company’s system for monitoring compliance with laws and regulations relating to the administration of student financial aid and related matters. Further, the Compliance Committee is responsible for monitoring compliance with the Company’s codes of conduct and ethics, reporting compliance issues that may have significant financial implications for the Company that may be relevant to matters which the Audit Committee considers under its purview and monitoring procedures for the receipt, retention and treatment of complaints received by the Company regarding compliance matters.

Nominating and Governance Committee

The Nominating and Governance Committee identifies candidates who are eligible to serve as directors under the qualification standards set forth in our Corporate Governance Guidelines; recommends the structure and membership of other Board Committees to the Board of Directors; and considers corporate governance matters and periodically recommends corporate governance principles to the Board. The Nominating and Governance Committee also reviews potential conflicts of interest of prospective Board members, reviews and recommends to the Board the compensation and benefits of directors and takes the steps it deems necessary or appropriate regarding the oversight and evaluation of the Board and each Board Committee.

DIRECTOR COMPENSATION

Through June 30, 2011, each of our current non-employee directors was paid an annual retainer of $18,000 (which was payable in quarterly installments) for his or her services as a director, except the Chairman of the Board, whose annual retainer was $120,000. Since Mr. Snyder decided not to stand for re-election at the Company’s 2011 Annual Meeting of Stockholders, he received a prorated portion of this annual retainer based upon his actual service on the Board of Directors during 2011. Each non-employee director was also paid $1,000 for each Board of Directors’ meeting attended ($2,000 per meeting for the Chairman of the Board). Each Board Committee chairperson received an additional fee of $1,000 for each Committee meeting attended, and other members of the Board Committees received $500 for each Board Committee meeting attended.

In connection with its evaluation of non-employee director compensation for 2011, the Nominating and Governance Committee consulted with Cook. In connection with this evaluation, Cook compiled director compensation information from other companies, as well as other information, including trends in director compensation practices. In consideration of the information presented by Cook, as well as other relevant information, the Nominating and Governance Committee recommended to the Board, and the Board approved, on May 19, 2011, an increase, effective July 1, 2011, to the annual retainer paid to non-employee directors and other changes in the compensation structure for non-employee directors. Each non-employee director other than the Chairman of the Board will receive an annual retainer of $75,000, payable in quarterly installments. The Chairman of the Board will receive an annual retainer of $150,000, payable in quarterly installments. Each non-employee director who serves as a Board Committee chairperson will also receive an additional annual retainer of $15,000, payable in quarterly installments. An individual meeting fee of $1,000 will be paid to the non-employee directors, including the Chairman of the Board, for each Board and Committee meeting commencing with the thirteenth such Board or thirteenth such Committee meeting in the 12-month period following the annual meeting of the Company’s stockholders. The final quarterly payment with respect to a calendar year is contingent on the director having attended at least 75% of the aggregate of the total number of Board meetings (held during the portion of the year for which such individual has been a director) plus the total number of meetings held by all Committees of the Board on which such person served (during the portion of the year that the person served on such Committee). In the event the director has not achieved such attendance level, the director will forfeit the entire amount of the final quarterly retainer payment. This forfeiture provision does not apply to (1) Board or Committee meeting fees payable when the Board or Committee holds 13 or more meetings during the 12-month period following the annual meeting of the Company’s stockholders, or (2) equity awards (described below). All non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending Board of Directors and Committee meetings and associated with Board or Committee responsibilities.

In addition, each non-employee director receives an annual grant of stock options under the 2008 Plan on the date of our Annual Meeting of Stockholders. For the 2011-2012 director term, each non-employee director was granted stock options to purchase 16,000 shares of our common stock at the closing price of the common stock on NASDAQ on May 19, 2011. One-fourth of the options granted to each non-employee director vest on each of the grant date and the three successive anniversaries of the grant date, subject to continued Board service on each vesting date. Vested options are exercisable for ten years from the grant date unless a director ceases Board service, in which event early termination provisions apply.

On October 31, 2011, the Board appointed Steven H. Lesnik as President and Chief Executive Officer of the Company. Mr. Lesnik has served as Chairman of the Board of Directors since 2008 and as a member of the Board since 2006. Mr. Lesnik continues to serve as Chairman and as a member of the Board. As President and Chief Executive Officer, Mr. Lesnik is receiving cash compensation of $83,333 per month, and is not receiving any additional cash compensation as Chairman or as a member of the Board.

Also on October 31, 2011, the Company appointed Leslie T. Thornton, a member of the Board, to serve as Lead Independent Director of the Board, effective immediately. On November 3, 2011, the Company agreed to pay Ms. Thornton additional compensation at a rate of $20,000 per year during her service as Lead Independent Director.

Commencing January 1, 2010, in accordance with the Non-employee Director Share Accumulation Program, non-employee directors could elect to utilize all or a portion of their annual retainer fee and quarterly meeting fees to acquire shares of Company stock from the Company. These shares are acquired quarterly in arrears.

Each director is covered by our directors’ and officers’ insurance policy and also has an indemnification agreement providing indemnification and advancement of expenses to the fullest extent permitted by Delaware law.

The total compensation of our non-employee directors for the year ended December 31, 2011 is shown in the following table:

2011 DIRECTOR COMPENSATION

Name	Fees Earned in Cash	Option Awards(1)	Total
Dennis H. Chookaszian (2)	$70,500	$213,920	$284,420
David W. Devonshire (3)	$57,000	$213,920	$270,920
Patrick W. Gross (4)	$71,000	$213,920	$284,920
Gregory L. Jackson (5)	$59,500	$213,920	$273,420
Thomas B. Lally (6)	$67,000	$213,920	$280,920
Leslie T. Thornton (7)	$71,833	$213,920	$285,753
Edward A. Snyder (8)	$16,419	$—	$16,419

(1)	Amounts were calculated at the aggregate grant date fair value, excluding the effect of estimated forfeitures and utilizing the provisions of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718—Compensation—Stock Compensation. See Note 15 of the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for information regarding the assumptions used in the valuation of our equity awards.

(2)	Chairperson of the Audit Committee. As of December 31, 2011, Mr. Chookaszian held options to purchase 256,000 shares of Company common stock.

(3)	As of December 31, 2011, Mr. Devonshire held options to purchase 106,000 shares of Company common stock.

(4)	Chairperson of the Compensation Committee. As of December 31, 2011, Mr. Gross held options to purchase 160,000 shares of Company common stock.

(5)	As of December 31, 2011, Mr. Jackson held options to purchase 88,000 shares of Company common stock.

(6)	Chairperson of the Nominating and Governance Committee. As of December 31, 2011, Mr. Lally held options to purchase 280,000 shares of Company common stock.

(7)	Lead Independent Director and Chairperson of the Compliance Committee. As of December 31, 2011, Ms. Thornton held options to purchase 160,000 shares of Company common stock.

(8)	Mr. Snyder decided not to stand for re-election at the Company’s 2011 Annual Meeting of Stockholders, and served as a director on the Board until the Company’s Annual Meeting of Stockholders held on May 19, 2011. Accordingly, the Company did not grant Mr. Snyder a stock option award on May 19, 2011. As of December 31, 2011, Mr. Snyder held options to purchase 64,000 shares of Company common stock.

The compensation paid to Steven H. Lesnik for his services as a director of the Company from January 1, 2011 through his appointment as the Company’s President and Chief Executive Officer on October 31, 2011 is included in the Summary Compensation Table.

In December 2008, the 1998 Non-Employee Directors’ Stock Option Plan was amended to remove the Board of Directors’ full discretion to grant the non-employee directors who participated in that Plan the right to surrender all or part of a stock option award to the Company and to receive cash in an amount equal to the amount by which the change in control price per share exceeded the per share amount that the plan participant must pay to exercise the stock option award, multiplied by the number of shares of common stock for which the director exercised this right. The December 2008 amendment was made in order to conform this Plan to the requirements of Code Section 409A (governing deferred compensation arrangements).

Certain of our non-employee directors also hold options under the 1998 Employee Incentive Compensation Plan (the “1998 Plan”). In December 2008, these directors waived their right, in event of a change in control of the Company, to surrender all or part of these stock options to the Company and receive, within 30 days of that notice, cash in an amount equal to the amount by which the per share change of control price, as defined in the 1998 Plan, exceeded the per share amount that the holder must pay to exercise the stock option award, multiplied by the number of stock options for which the holder has exercised this right. The Company requested the waiver in order that these options and the 1998 Plan comply with the provisions of Code Section 409A (governing deferred compensation arrangements).

On February 20, 2009, the Company entered into Option Extension and Amendment Agreements with the non-employee directors (other than Gregory L. Jackson, who entered into a separate agreement discussed immediately below) regarding then-outstanding option grants held by them. These agreements amended the then-outstanding non-employee director option grants to (a) increase the stock ownership threshold upon which a change in control of the Company is deemed to occur from 20% to 35% and (b) extend the post-termination exercise period of these options to the earlier of (i) three years following termination of service and (ii) the original expiration date of the option, except in the case of termination of service at a time when cause (as defined in the 2008 Plan) exists.

On the same day, the Company entered into an Option Extension Agreement with Gregory L. Jackson, a non-employee director of the Company who holds Company options only under the 2008 Plan. The agreement extended the post-termination exercise period of his then-outstanding options to the earlier of (a) three years following termination of service as a director of the Company and (b) the original expiration date of the option, except no extension will be granted in the case of termination of service as a director of the Company at a time when cause (as defined in the 2008 Plan) exists.

The Nominating and Governance Committee has the responsibility to review non-employee director compensation on a periodic basis and to recommend changes to the Board of Directors.

Stock Ownership Guidelines

The Board of Directors expects non-employee directors to be active participants in improving stockholder value by maintaining a predetermined level of ownership of Company common stock. The Board adopted stock ownership guidelines, effective December 31, 2005, that set the non-employee director ownership target at five times the base annual retainer (excluding meeting and Board Committee fees). Non-employee directors at December 31, 2005 were allowed five years, or until December 31, 2010, to reach their stock ownership target. Non-employee directors joining the Board after December 31, 2005 have five years from the date of joining the Board to achieve their ownership target. The guidelines specify that the Chairman of the Board may determine to reduce future levels of stock awards or option grants to those directors not making satisfactory progress towards ownership targets, taking into consideration that extended blackout periods during which directors cannot purchase Company shares on the open market may restrict directors’ ability to accumulate shares.

The Nominating and Governance Committee Chairman conducts an annual review of each non-employee director’s progress towards the target stock ownership levels and communicates that progress to individual directors. Each of our non-employee directors met or exceeded such director’s applicable stock ownership target as of December 31, 2010 (other than Gregory Jackson, who has served on the Board only since November 2008 and, accordingly, pursuant to these stock ownership guidelines, was not yet required to have met (and is not yet required to meet) his applicable stock ownership target). Due in part to the changes made during 2011 to our non-employee director compensation structure, including the increase in the annual retainer paid to non-employee directors, as well as fluctuations in stock value during 2011, Thomas Lally is the only non-employee director of the Company to have maintained achievement of his applicable stock ownership target as of December 31, 2011. In light of the changes made during 2011 to our non-employee director compensation structure and the changes in the Company’s stock price, the Chairman of the Board has determined not to take any immediate remedial action. The Board of Directors is reviewing the terms of these stock ownership guidelines, particularly in light of the changes in 2011 described above.

EXECUTIVE OFFICERS

Set forth below is a table identifying our executive officers as of March 9, 2012, who are not identified in the tables entitled “Election of Directors—Nominees.”

Name	Age(1)	Position
Jeffrey D. Ayers	51	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Robert T. DeYoung	54	Executive Vice President, Strategy and Chief Marketing Officer

Jason T. Friesen	44	Senior Vice President of the Health Education Group and Treasurer

Michael J. Graham	51	Executive Vice President and Chief Financial Officer

Manoj G. Kulkarni	46	Senior Vice President and Chief Technology and Innovation Officer

Colleen M. O’Sullivan	44	Senior Vice President and Chief Accounting Officer

Erik I. Parks	39	Senior Vice President of the Art & Design Education Group

Jeremy J. Wheaton	40	Senior Vice President and Chief Executive Officer of Colorado Technical University

(1)	As of April 1, 2012.

Jeffrey D. Ayers has served as Senior Vice President, General Counsel, and Corporate Secretary since December 2007. Mr. Ayers has extensive experience as a senior legal officer for large public companies operating in complex regulatory and financial environments, with a focus on compliance and transactional matters. From February 2005 until joining the Company, Mr. Ayers was the Senior Vice President, General Counsel and Corporate Secretary of NovaStar Financial, Inc., a NYSE-listed mortgage originator, servicer and securitizor, where he had responsibility for all legal, regulatory, compliance and corporate governance issues. From April 2003 to January 2005, Mr. Ayers was Vice President and Associate General Counsel with General Electric’s insurance subsidiary, which then had more than $10 billion in annual revenues, where he managed and negotiated domestic and international transactions and corporate financings, and advised on securities law matters, among other responsibilities. From 1999 to 2002, Mr. Ayers was Senior Vice President, General Counsel and Corporate Secretary of Aquila Merchant Services, Inc., an NYSE-listed and leading multinational risk merchant, commodity trader and energy infrastructure developer and manager with annual revenues exceeding $25 billion. From 1996 to 1999, Mr. Ayers was managing partner of the London, England office of Husch Blackwell LLP. Mr. Ayers received a Bachelor of Science in computer science and mathematics from Graceland University and Juris Doctor and Master of Business Administration from the University of Iowa.

Robert T. DeYoung has served as Executive Vice President, Strategy and Chief Marketing Officer since May 2011 and joined the Company as Senior Vice President, Corporate Marketing and Chief Marketing Officer in September 2009. He has significant marketing experience in consumer products which he developed at leading large international public companies, some of which operate in complex regulatory environments as does the Company. From January 2004 through May 2009, Mr. DeYoung was a Corporate Vice President serving in a variety of marketing, strategy and general management roles in the Mobile Devices Sector at Motorola Inc., including serving as General Manager for Latin America with overall profit and loss responsibility for $3 billion in annual revenues and overseeing more than 2,000 employees. Motorola Inc. was a Fortune 100 global provider of integrated communications and embedded electronic solutions prior to its January 2011 division into two companies. Prior to joining Motorola, Mr. DeYoung also held senior positions with Allstate Insurance Corporation, a NYSE-listed company and the largest publicly held personal lines insurer in the United States;

Ameritech (now AT&T), a Fortune 500 NYSE-listed company and the largest communications holding company in the world by revenue; and The Procter & Gamble Company, a NYSE-listed company and branded consumer packaging company with approximately $79 billion in sales. He received a Bachelor of Arts from Hope College and a Master of Business Administration from the University of Michigan.

Jason T. Friesen has served as Senior Vice President of the Health Education Group and Treasurer since January 2012, as Senior Vice President of Finance, Investor Relations and Treasurer from January 2010 to January 2012, as Senior Vice President and Treasurer from January 2009 to January 2010, and as Senior Vice President of Finance and Treasurer from November 2007 to January 2009. Prior to joining the Company, he served in senior finance positions including business unit financial management and financial planning. From November 2003 until joining CEC, Mr. Friesen held leadership positions within finance at Sears, Roebuck & Co. and Sears Holdings Corporation, a NASDAQ-listed Fortune 100 company and one of the nation’s largest broadline retailers. At Sears, he served as Vice President of Merchandise Finance—Hardlines, a business with approximately $20 billion in annual revenue; from March 2006 to August 2007, he was Vice President, Finance—Specialty Retail; from March 2005 to March 2006, he was Vice President—Financial Planning and Analysis; and from November 2003 through March 2005, he served as Director of Finance, Corporate Finance and Planning. From 2002 to 2003, Mr. Friesen was a Senior Manager at Bearing Point, a consulting firm, and from 1998 to 2002 was a Senior Manager at Arthur Andersen LLP. Mr. Friesen received a Bachelor of Science in Business Administration from Indiana University and a Master of Business Administration from the University of Chicago. Mr. Friesen is a certified public accountant.

Michael J. Graham has served as Executive Vice President and Chief Financial Officer since September 2007 and also as Treasurer from September 2007 to November 2007. Prior to joining the Company, he served as a senior finance and accounting officer for large public and private multi-location consumer goods and services companies. From July 2006 until joining CEC, Mr. Graham was the Chief Financial Officer of Terlato Wine Group, a leading producer and importer of luxury wines with global operations. From May 2005 to July 2006, Mr. Graham was the Senior Vice President and Controller of RR Donnelley & Sons, a NASDAQ-listed Fortune 500 company and full-service provider of print and related services. His responsibilities included corporate and SEC accounting, corporate financial planning, internal controls certification and overseeing U.S. and European shared service centers. From 2003 to May 2005, Mr. Graham held senior positions, including Vice President and Controller, with Sears, Roebuck & Co. and Sears Holdings Corporation, a NASDAQ-listed Fortune 100 company and one of the nation’s largest broadline retailers. From 2000 to 2003 Mr. Graham served as Chief Financial Officer and Executive Vice President-Corporate Development at Aegis Communications Group, Inc., then publicly traded on NASDAQ and the nation’s seventh largest provider of outsourced customer care services. Mr. Graham previously held executive-level finance and controller positions with The Wellbridge Company, one of the nation’s largest owners and operators of athletic clubs, Sunbeam Corporation and the Quaker Oats Company. He started his career as an audit manager for Coopers and Lybrand, leading multi-location international financial audits for large public companies. Mr. Graham received a Bachelor of Science in Commerce from DePaul University and a Master of Business Administration from the University of Chicago. Mr. Graham is a certified public accountant.

Manoj G. Kulkarni has served as Senior Vice President and Chief Technology and Innovation Officer since January 2012 and, from March 2008 through December 2011, he served as Senior Vice President and Chief Information Officer. From September 2007 through February 2008, Mr. Kulkarni served as an independent consultant for Eclipsys Corporation, a health care technology software and services company. From 2000 until September 2007, Mr. Kulkarni was the Vice President of Information Technology at Toys “R” Us, responsible for technology architecture and operations for all divisions of Toys “R” Us globally. From 1999 to 2000, Mr. Kulkarni was the Director of Application Architecture and Services at Toys “R” Us. Toys “R” Us is a worldwide retailing leader in dedicated toy and juvenile products. Prior to 1999, Mr. Kulkarni served in software and technology consulting positions at Unisys and Toys “R” Us. Mr. Kulkarni received a Bachelor of Engineering (Mechanical Engineering) from the College of Engineering, Pune, India.

Colleen M. O’Sullivan has served as Senior Vice President and Chief Accounting Officer since July 2008 and as Vice President and Corporate Controller from January 2008 to July 2008. Prior to joining the Company, she held senior positions in the finance and public accounting fields. From August 2007 until joining the Company, Ms. O’Sullivan was the Vice President—Finance at Hewitt Associates, a $3 billion then-public company that is a global human resources outsourcing and consulting firm and from August 2005 to August 2007 was its Assistant Controller. From 2003 to July 2005, Ms. O’Sullivan held positions of increasing responsibility, most recently as Assistant Controller, with Sears, Roebuck and Co. and Sears Holdings Corporation, a NASDAQ-listed Fortune 100 company and one of the nation’s largest broadline retailers with approximately 3,900 full-line and specialty retail stores in the U.S. and Canada. From 2001 to 2002, Ms. O’Sullivan was an audit partner with Arthur Andersen LLP, where she spent 12 years within the assurance practice. Ms. O’Sullivan received a Bachelor of Science from the University of Illinois and is a certified public accountant.

Erik I. Parks has served as Senior Vice President of the Art & Design Education Group since January 2012. He has significant experience in operations, strategic planning, accreditation and assessment in higher education. He served as president of the Company’s Harrington College of Design from November 2006 to December 2011 and, from October 2000 to October 2006, served in various other financial and operational leadership positions, including as Vice President—Operations and Finance, at Harrington. Prior to joining the Company in 2000, Mr. Parks held senior positions in the finance and public accounting fields. From October 1997 until he joined CEC in 2000, Mr. Parks served in senior finance positions with NovaMed Eyecare, Inc., an ophthalmology services provider. Mr. Parks received a Bachelor of Science in Business Administration from Indiana University and a Master of Business Administration from the University of Chicago.

Jeremy J. Wheaton has served as Senior Vice President and Chief Executive Officer of Colorado Technical University since February 2011. From January 2009 to January 2011, he was Senior Vice President of Operations for the Culinary Arts strategic business unit, where he was responsible for 17 culinary colleges in 13 states, approximately 1,400 employees and a variety of growth initiatives involving the business unit’s educational programs and marketing. From March 2007 to January 2009, Mr. Wheaton served as Senior Vice President of Operations, Shared Services, a corporate position in which (among other things) he centralized financial aid management for the Company. He was Senior Vice President of Operations for our then University business unit from February 2005 through March 2007, having started with that business in July 2002 as Vice President of Operations to direct the growth of the business through acquisition activity and to establish and oversee operations, financial aid, student accounts, human resources and real estate. From December 2001 through July 2002 Mr. Wheaton was the director of acquisitions and development for the Company, from June 2000 through December 2001 he was the associate director of strategic planning and development, and from 1999 through 2000 he worked with a special integration team to integrate the Company’s west coast and Canadian acquisitions into our operations. From 1997 to 1999, he was financial aid director for one of our culinary institutes. He joined the Company in August 1995, when the Company acquired the postsecondary institution at which Mr. Wheaton was employed in financial aid administration. Mr. Wheaton received a Bachelor of Science in Finance and Political Science from Clarkson University and a Master of Business Administration from Moravian College.

The Board of Directors elects our executive officers annually. The executive officers serve at the discretion of the Board of Directors. Each of Mr. McCullough, Mr. Graham, Mr. DeYoung, Mr. Friesen and Mr. Budlong, who are named executive officers (as defined in “Executive Compensation” below), have or had employment agreements with CEC. See “Executive Compensation—Employment Arrangements.” There are no family relationships among any of the directors or officers of CEC.

Section 16(a) Beneficial Ownership Reporting Compliance—Section 16 of the Exchange Act requires our executive officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of our equity to file reports of equity ownership and changes in that ownership with the SEC. Based solely on a review of the forms we have received and on written representations from certain reporting persons that no forms were required for them, we believe that in 2011 our executive officers, directors and greater-than-10% beneficial owners complied with all applicable Section 16 filing requirements.

Involvement in Certain Legal Proceedings—On December 7, 2011, a derivative action was filed in the Circuit Court of Cook County, Chancery Division on behalf of the Company naming the Company’s current Board of Directors as individual defendants and the Company as a nominal defendant. Plaintiff alleges breach of fiduciary duty and abuse of control by the individual defendants. On February 10, 2012, defendants filed a motion to dismiss or stay the complaint. Plaintiff asks for unspecified amounts in damages, interest, and costs, as well as ancillary relief.

On December 22, 2011, another derivative action was filed in the United States District Court for the Northern District of Illinois on behalf of the Company naming the Company’s current Board of Directors as well as former employees Thomas Budlong, Gary McCullough, Thomas McNamara and Brian Williams, and current employee, Michael Graham, as individual defendants and the Company as a nominal defendant. Plaintiff alleges breach of fiduciary duty, abuse of control and gross mismanagement by all of the individual defendants and unjust enrichment by individual defendants Budlong, Graham, McCullough, McNamara and Williams. Defendants currently have until March 16, 2012, to answer or move to dismiss the complaint. Plaintiff asks for unspecified amounts in damages, interest, and costs, as well as ancillary relief.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors is composed solely of independent directors, as that term is defined in NASDAQ’s listing standards, as well as under Rule 16b-3 of the Exchange Act and Section 162(m) of the Code. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with the Company’s management. Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Patrick W. Gross (Chairperson)

David W. Devonshire

Gregory L. Jackson

Thomas B. Lally

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes how the Compensation Committee of our Board of Directors oversees the design and administration of executive compensation programs and how and why the Committee made its 2011 compensation decisions for executive officers, including the named executive officers. For 2011, our named executive officers were:

Name	Title
Steven H. Lesnik	Chairman, President and Chief Executive Officer
Gary E. McCullough	Former President and Chief Executive Officer
Michael J. Graham	Executive Vice President and Chief Financial Officer
Robert T. DeYoung	Executive Vice President, Strategy and Chief Marketing Officer
Jason T. Friesen	Senior Vice President, Health Education Group and Treasurer
Jeremy J. Wheaton	Senior Vice President and Chief Executive Officer of Colorado Technical University
Thomas G. Budlong	Former Senior Vice President, Chief Administrative Officer and Chief of Staff

This discussion is divided into the following sections:

I.	Executive Summary and 2011 Overview

II.	Compensation Philosophy and Objectives

III.	Setting Executive Compensation Consistent with the Company’s Compensation Philosophy

IV.	Competitive Positioning

V.	2011 Compensation Decisions

VI.	Other Compensation

VII.	Regulatory Considerations

VIII.	Corporate Governance

I. Executive Summary and 2011 Overview

Our compensation package for executive officers generally consists of a base salary, an annual performance-based incentive award payable in cash, and a long-term incentive award granted in the form of stock options, time-based restricted stock/units, and/or performance-based restricted stock/units. The Committee has selected these components as they align our executives’ interests with those of our long-term stockholders and motivate our executives to achieve the Company’s operational and strategic goals.

Pay for Performance Relative to Our Business Objectives

Entering 2011, the Company and its competitors faced regulatory and economic uncertainty related to both general economic conditions, as the U.S. economy lagged in its recovery from the financial recession, and to final regulations issued and to be issued by the U.S. Department of Education pertaining to certain aspects of the administration of Title IV Programs. These regulations posed significant challenges and impacted the Company’s 2011 business plan and its ongoing business practices, causing the Company to incur costs to ensure compliance including developing and implementing business model changes and changes in operations and educational programs. These necessary changes were expected to affect and have affected student recruitment and enrollment and thus have also affected the Company’s 2011 performance. In 2011, the U.S. Congress continued holding hearings that had commenced in 2010 and held other examinations of the for-profit postsecondary education sector that resulted in adverse publicity for the sector and that may lead to additional legislation or regulation of the sector. Across the sector, new student interest levels and subsequent enrollment appear to be moderating. In addition, these challenges and the uncertainty in the sector have created concern regarding executive and employee retention.

The Committee considered these challenges and performance results when determining its 2011 compensation actions, leading the Committee to:

•	Maintain base salaries at 2010 levels for most executive officers based on market data and individual pay and performance relative to the market data;

•	Set the payout schedule under the Annual Incentive Award Program (“AIP”) based on 2011 financial goals;

•

Respond to the difficulty in setting a three-year financial performance target for the long-term equity incentive award by setting a one-year performance period but requiring the grantees to remain employees for an additional two years after the performance period; and

•	Grant special retention awards to certain named executive officers and other key leaders to help ensure leadership continuity as the Company navigates these changes.

In 2011, the Company’s financial performance fell below its business plan by 24 percent as measured by adjusted operating income. Correspondingly, several strategic business units (“SBUs”) also did not achieve their respective target operating income and, in some cases, threshold operating income was not achieved. Achievement of Company and SBU operating income targets and individual goals determines the amount of annual performance-based incentive awards to be paid. In aggregate, annual incentive payments for 2011 (including those related to individual performance, which includes compliance and personal goals) to the eligible named executive officers ranged from 43 percent to 55 percent of target opportunities.

The Company’s 2011 financial performance results also were used to determine the achievement of performance-based restricted stock awards granted in prior years. The table below details the impact that 2011 financial results had on the restricted stock awards:

Grant Year	Performance Cycle	Discussion Regarding Performance Results
2009	2009 – 2011	These awards carried a three-year performance period, the final year of which was 2011. Based on the results for this three-year period, the Company’s operating income results exceeded the established target and our revenue growth as compared to the peer group average was below the established target. This performance resulted in awards vesting at 120 percent of the target.
2010	2010 – 2012	These awards also carry a three-year performance period, the final year of which is 2012. Based on results through 2011, the performance measure threshold is not expected to be achieved and none of the shares are expected to vest.
2011	2011 performance cycle, with a two-year service vesting period following the performance cycle	The 2011 awards had a one-year performance period followed by a two-year service vesting period. Based on 2011 results, 50 percent of the target award will vest contingent on the grantee remaining with the Company through the service vesting period.

Say-on-Pay

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the Company’s stockholders are entitled to vote at Annual Meetings of its stockholders to approve the compensation of the Company’s named executive officers, as disclosed in the proxy statement relating to such meeting. The Dodd-Frank Act provides that this vote is advisory only and is not binding on the Company or the Board of Directors. This vote is not intended to address any specific item of compensation, but rather our overall compensation policies as they relate to our named executive officers. Accordingly, stockholders were asked to vote at the 2011 Annual Meeting on the executive compensation policies and procedures for the named executive officers as described in the Compensation Discussion and Analysis in the 2011 proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gave stockholders the opportunity to endorse or not endorse our fiscal 2011 executive compensation policies.

Over 90 percent of the votes present in person or by proxy at the 2011 Annual Meeting voted for the approval of the compensation paid to the Company’s named executive officers as disclosed in the Company’s 2011 proxy statement. In light of this result, the Committee and the Board decided not to materially change the Company’s executive compensation policies during the last fiscal year. The Committee and the Board will continue to evaluate the Company’s executive compensation policies in the future based upon considerations that they may deem relevant at such time, including the views of our stockholders as may be evidenced by the results of future “Say-on-Pay” stockholder advisory votes.

II. Compensation Philosophy and Objectives

The Company’s philosophy is that compensation should reflect the Company’s and the individual’s performance, be well-aligned with the interests of stockholders, and that upside and downside compensation potential should exist based on the Company’s performance against pre-defined objectives. Accordingly, the Committee has designed our executive compensation program to achieve five principal objectives:

•	To attract and retain talented executives by providing compensation competitive with that of other executives of similarly-sized companies with similar complexity;

•	To reward executives for strong financial and operational performance by linking a significant amount of compensation to actual business results;

•	To differentiate and reward individual performance in the context of Company performance;

•

To align executives with the long-term interests of stockholders by providing a significant portion of total compensation in the form of stock-based incentives and by setting target levels of stock ownership; and

•	To encourage long-term commitment to the Company.

The Committee used these principles to establish the use and purpose of each of the following compensation components:

Component	Purpose	Link to Performance
Base Salary	Provides a competitive level of fixed compensation needed to attract and retain talented executives	Pay changes are based, in part, on the achievement of specific individual performance goals
Annual Incentive Award	Focuses executives on achieving key strategic and financial results	Cash payments are based on the achievement of Company and, where applicable, SBU strategic and financial goals as well as on individual performance
Stock Options	Aligns executives with the long-term interests of stockholders and builds an ownership culture	Grant size is reflective of individual performance and future value is based on growth in stock price
Performance-based Restricted Shares/Units	Aligns executives with key long-term performance measures and rewards them for shareholder value creation	Grant size is reflective of individual performance and future value is based on achievement of performance targets and growth in stock price
Time-based Restricted Shares/ Units	Provides for leadership continuity and encourages long-term commitment to the Company	Grant size is reflective of individual responsibilities and performance, and future value is based on continued employment and growth in stock price
Perquisites: Executive Physicals	Assesses the health of the Company’s leaders and allows them to address health concerns on a timely basis	Executive effectiveness is linked to personal health
Other Compensation	Satisfies employee health, welfare and retirement needs and provides a competitive compensation package needed to attract and retain talented executives	Employee benefits plans allow employees, including executives, to focus on their responsibilities and to achieve their performance goals

The Company’s compensation programs align with the interest of our stockholders through the following actions:

•	No excessive change in control severance. The maximum cash benefit is equal to the participant’s base salary.

•	No tax gross-ups.

•	No reload, repricing or options issued at discount. Options issued will not be repriced, replaced or migrated through cancellation or by lowering the option price of a previously granted award.

•	No special benefits or perquisites (the Company eliminated the ExecUCare program effective January 1, 2012).

•	Ability to clawback annual and long-term incentive compensation.

•	Stock options are priced at date of grant.

III. Setting Executive Compensation Consistent with the Company’s Compensation Philosophy

The Committee, with Cook’s assistance, annually reviews each component of compensation, including base salary, annual cash incentives and long-term equity incentives for each executive officer (including the named executive officers), considering the appropriate external benchmarks and internal valuation. As part of its decision-making process, the Committee:

•	Reviews data from market surveys and publicly available information to assess competitiveness and ensure that its compensation actions are appropriate, reasonable and consistent with its philosophy;

•	Targets total compensation in the market median range for similarly situated executives;

•

Ensures that equity compensation comprises a significant portion of total compensation for the executive officers consistent with the Committee’s philosophy of aligning executives’ and stockholders’ interests and to promote retention;

•	Considers the skills, experience and other factors that may impact the competitiveness of compensation for a given executive officer; and

•	Considers each executive officer’s contributions to, and overall impact on, the Company’s business objectives and results.

For the President and Chief Executive Officer, the Committee recommends compensation to the independent directors of the Board for approval.

IV. Competitive Positioning

For 2011 compensation determinations, comparisons were made primarily against a comparison group of 25 companies in for-profit postsecondary education services, professional services, diversified consumer services, hospitality/leisure, and internet catalog and retail companies as selected by Cook and approved by the Committee. Cook reviews and updates the comparison group for continued appropriateness based on industry and company size, utilizing companies with annual revenues greater than $250 million and within a reasonable size range in various metrics, such as revenues, operating income, total assets, total equity, total employees and market capitalization. The comparison group selection criteria are also based on companies that have similar business characteristics, including competitors in the for-profit postsecondary education sector, and companies that use sophisticated online applications core to the business, that utilize online marketing and that are similar in terms of lead generation, lead conversion and sourcing candidates. The following companies were included in the 2011 comparison group:

American Public Education, Inc.*	H&R Block, Inc.	Regis Corporation
Apollo Group, Inc.	International Game Technology	Robert Half International Inc.*
Bridgepoint Education, Inc.*	ITT Educational Services, Inc.	Starwood Hotels and Resorts Worldwide
Capella Education Company	Las Vegas Sands Corp.	Strayer Education, Inc.
Corinthian Colleges, Inc.	LifeTime Fitness	Universal Technical Institute Inc.
DeVry Inc.	Lincoln Educational Services Company	Weight Watchers International, Inc.
Education Management Corporation*	Manpower Inc.*	Wyndham Worldwide Corp.
Expedia Inc.	Monster Worldwide, Inc.	Wynn Resorts, Limited
Grand Canyon Education, Inc.*

*	Added for 2011 compensation comparison group purposes. The addition of these companies and the deletion of certain companies that were utilized for the 2010 compensation comparison group of 23 companies were made to better align the peer company profile with the market in which the Company competes for executive talent. The deleted companies are Brinker International, Inc., The Cheesecake Factory Inc., Panera Bread Company and Royal Caribbean Cruises Ltd.

Because of the strong correlation between revenue and executive pay, Cook size-adjusts the competitive market compensation data and uses the median to set a targeted range for our pay elements, which is referred to as the market median range. That range is defined as within 10 percent of median for base salaries, within 15 percent of median for annual cash incentive targets, and within 20 percent of median for both long-term incentive targets and for total direct compensation. In addition to the above comparison companies, the Committee also utilized benchmark data from the 2010 AonHewitt Total Compensation Measurement Survey and the 2010 Towers Watson Executive Compensation Database. The AonHewitt Survey includes over 600 companies ranging in size from $250 million to over $100 billion in annual revenue. The TowersWatson survey includes over 800 organizations also ranging in size from $250 million to over $100 billion in annual revenue.

Based on Cook’s October 2010 report, over the prior three years, on average, the Company ranked in the median range of the comparison companies in terms of company size and in terms of financial and market performance. This competitive ranking indicates that the comparison group is a reasonable competitive benchmark and that the median range is an appropriate and fair range to target total direct compensation opportunities for the Company’s officers, with actual pay delivered dependent on Company and individual performance.

Relative to this competitive range, on average, base pay and annual cash incentive payments for our executive officers, including the named executive officers, were positioned in the median range of the competitive consensus.

The 2011 long-term incentive compensation opportunity for the named executive officers was set at the higher end of the market range, as the Committee desired to link a greater proportion of executive officer compensation to the Company’s actual long-term performance based on 2011 operating income results and increasing shareholder value in 2011, 2012 and 2013.

Cook also reported that the average mix of base salary, annual cash incentive and long-term incentive opportunity for our executive officers was generally representative of competitive practices, although weighted more toward long-term incentives than median competitive practices, which is reflective of the Committee’s emphasis on long-term performance.

Cook reported that the Company’s equity compensation grant practices ranked in the median of the comparison group in terms of share usage run rate and potential dilution overhang, above the median range of the comparison companies in terms of equity compensation cost as measured by absolute dollar amounts and relative to Company pre-tax net income, and that the Company’s practice of using two to three grant types is consistent with about half of the comparison group companies using two or more grant types of long-term incentives. The mix of base pay, annual incentives and long-term incentives is shown below for the Company’s named executive officers and for comparable roles in the peer companies.

2011 Targeted Compensation Mix	Base Salary	Annual Incentive	Long-term Incentive
Former President and Chief Executive Officer (CEO)
Company	17%	17%	66%
Competitive Median for Comparison Companies	19%	20%	61%
Named Executive Officers (Excluding CEO)
Company	31%	18%	51%
Competitive Median for Comparison Companies	35%	21%	44%

V. 2011 Compensation Decisions

The Committee established the initial compensation arrangement for Mr. Lesnik in his role as the Chairman, President and Chief Executive Officer to consist of $1 million base salary. Mr. Lesnik is also eligible to participate in the benefit plans generally available to other executive officers of the Company. For 2011, Mr. Lesnik did not participate in the annual short-term incentive nor in the long-term incentive programs established for the other executive officers. As there was a change in the Company’s President and Chief Executive Officer during the year, discussion in the remainder of this section refers to the former President and Chief Executive Officer.

The Committee established the former President and Chief Executive Officer’s base salary and other compensation elements with advice from Cook for approval by all of the independent directors of the Board. Regarding the other named executive officers and other key executives, the Committee considered recommendations from our former and current President and Chief Executive Officers and from Cook, which reflect a number of factors including individual responsibilities and changes in those responsibilities, individual performance in the context of organizational performance, and market changes determined on the basis of Cook’s analysis.

The Committee also used tally sheets that provided details on base salary, AIP targets and payments and long-term incentive grants for the most recent year and the prior two years (where applicable). Tally sheets were created for each key executive and provided a broad view of value of each executive’s compensation arrangement.

Base Salary

The Committee reviews base salaries annually in the first calendar quarter and sets executive base salaries within the market median range of base compensation for executives in similar positions and with similar responsibilities at the companies in the Company’s comparison group. The Committee believes that this approach to setting base salaries furthers its primary objectives of attracting, retaining and equitably rewarding our executives, providing pay commensurate with responsibilities, and establishing base compensation that is internally equitable and facilitates attracting and retaining talented executives.

In February 2011, the Committee approved base salary adjustments for each of the named executive officers in a range from zero percent to 14 percent, which were effective March 1, 2011. Pay increases for each of the named executive officers are based on an assessment of such executive’s achievement of specific performance objectives, the extent to which the executive exhibited the CEC Standards, the assumption of additional responsibilities and the market data, if available, for his role. Pay changes for 2011 for each of the named executive officers are detailed below.

Named Executive Officer	2010 Base Salary	2011 Base Salary	Increase Percent	Determination of Pay Action
Steven H. Lesnik	NA	$1,000,000	NA	NA
Gary E. McCullough	$824,000	$824,000	0%	Mr. McCullough’s salary was consistent with the competitive median described above, so his pay was not changed.
Michael J. Graham	$441,000	$441,000	0%	Mr. Graham’s salary was consistent with the competitive median described above, so his pay was not changed.
Robert T. DeYoung	$370,000	$377,400	2.0%	Mr. DeYoung’s base salary was increased to reflect his performance as well as the market data for similar positions.
Jason T. Friesen	$298,700	$305,800	2.4%	Mr. Friesen’s base salary was increased to reflect his performance as well as the market data for similar positions.
Jeremy J. Wheaton	$263,500	$300,000	13.9%	Mr. Wheaton’s base salary was increased to reflect his performance as well as his promotion (formerly he was the Senior Vice President of Operations for the Culinary SBU).
Thomas G. Budlong	$346,000	$346,000	0%	Mr. Budlong’s salary was consistent with the competitive median described above, so his pay was not changed.

Annual Incentive Award Program for Key Executives

Several of the named executive officers participated in the 2011 Annual Incentive Award Program for Key Executives (“Key Executive AIP”). It was the intent of the Company that amounts that were earned under this program qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (“Code”). This program established the maximum amount to be paid to each of the identified participants based on the achievement of at least $50 million in Company operating income in 2011, subject to the Committee’s discretion to reduce the award of each participant. The Committee intended to use its discretion to determine actual awards consistent with the AIP as described below.

Annual Incentive Award Program

The Committee uses an annual performance-based incentive award payable in cash to align the compensation of approximately 1,600 eligible employees, including senior management and the named executive officers, with the Company’s short-term business objectives and financial performance. Employees are eligible to participate in the AIP if they are in specified pay grades and meet other eligibility provisions. The incentive-eligible pay grades and target award size correspond to market competitive levels of annual incentives for similarly situated employees. Employees subject to the U.S. Department of Education’s incentive compensation regulations are not eligible to participate in this program. Based on their strategic and policy-making responsibilities, none of the Company’s named executive officers are subject to these regulations.

Award Practices—The Committee reviews the annual cash incentive target percent established for our executive officers, including the named executive officers, in connection with its annual compensation review in the first quarter of each calendar year. In March 2011, the Committee adjusted the cash incentive target percent established for Mr. Friesen (to align with the market data and internal practices) and for Mr. Wheaton (as a result of his promotion).

Generally in the first quarter of each fiscal year, the Committee also:

•	Reviews and certifies attainment of the prior fiscal year’s performance targets for the AIP; and

•	Establishes the performance measures and targets for the current fiscal year’s AIP.

The performance measures in the AIP generally are based on a combination of Company performance, SBU performance, compliance and individual performance. Eligible employees receive payments under the AIP only if the threshold targets set for each performance measure are achieved.

The 2011 AIP target percentage of eligible salary earnings and weightings for performance factors vary with each named executive officer’s position as follows:

Named Executive Officer	AIP Target as a Percent of Eligible Earnings	Consolidated Company Performance	Strategic Business Unit Performance		Individual Performance
					Compliance	Individual Goals
Steven H. Lesnik	NA	NA	NA		NA	NA
Gary E. McCullough	100%	100%	—		—	—
Michael J. Graham	75%	66%	—		7%	27%
Robert T. DeYoung	70%	66%	—		7%	27%
Jason T. Friesen	45%	66%	—		7%	27%
Jeremy J. Wheaton	50%	33%	33	%*	7%	27%
Thomas G. Budlong	50%	33%	33	%*	7%	27%
*	Mr. Wheaton leads the Colorado Technical University SBU and Mr. Budlong was responsible for the International SBU.

General Calculation Methodology—The annual cash incentive payable to any eligible participant is calculated generally by multiplying (1) eligible earnings, by (2) the specified target award percent of the individual’s eligible earnings, by (3) the extent to which the applicable performance measures were met. Eligible earnings are based on base salary and exclude other payments made during the performance period such as allowances, incentive payments, bonuses, equity grants, reimbursements and similar items.

Performance Measures, Targets and Thresholds—For the 2011 AIP, the Committee set performance targets based on targeted 2011 consolidated operating income for the Company and for each SBU, compliance assessments and events and specified individual performance goals. Where a named executive officer was directly associated with one of our SBUs, such officer’s award was calculated based in part on the achievement of the Company’s consolidated operating income as adjusted and in part on the achievement of the SBU’s operating income, as adjusted.

The individual performance factors reflected compliance goals and individual goals related to the individual’s job responsibilities. Funding of the individual performance component was also based on the extent to which the Company attained the target level of operating income, subject to a minimum funding of 50 percent of target for the individual performance component. “Operating income” for purposes of the AIP was defined as the aggregate of (1) the earnings of the Company and its affiliates, or of an SBU, as applicable, as reported on the Company’s Form 10-K for the year ending on December 31, 2011, (2) amounts payable under the general AIP, the 2011 Annual Covered Management Positions Award Program (“ACAP”), and the Key Executive AIP,

and (3) such adjustment, if any, made (i) with respect to the Company earnings, by the Committee in its sole discretion or (ii) with respect to an SBU’s earnings, by the AIP Administrator in its sole discretion. The AIP Administrator is a committee consisting of the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Senior Vice President and General Counsel and the Senior Vice President and Chief Human Resources Officer. This committee is responsible for the administration of the AIP and for interpreting its provisions.

The Company’s operating income target for 2011 for purposes of the AIP was $344.9 million. The payout for results achieved relative to target was based on the following payout schedule:

Company Operating Income Expressed as a Percentage of Targeted Operating Income	AIP Payout Expressed as a Percentage of Target Award for Consolidated Company Performance*
Less than or equal to 50%	0%
79%	50%
100%	100%
120%	125%
150% or more	175%
*	The Individual Performance portion is also funded based on consolidated company performance using the same schedule except that this portion will not fund at less than 50 percent.

To the extent that operating income results were between the threshold and target or the target and maximum, the AIP payout percent would be interpolated.

The operating income target for Colorado Technical University (CTU) for 2011 was $128.5 million. The Committee established the following schedule to be used to determine amounts payable based on operating income for the CTU SBU (for purposes of determining the SBU portion of Mr. Wheaton’s 2011 AIP payment):

SBU Operating Income Expressed as a Percentage of Targeted Operating Income	AIP Payout Expressed as a Percentage of Target Award for SBU Performance
Less than 85%	0%
85%	50%
100%	100%
110%	125%
150% or more	175%

The Committee applied the calculation methodology used under the general 2011 AIP to determine the amounts to be paid to the named executive officers subject to the 2011 Key Executive AIP. The portion of each named executive officer’s annual cash incentive award tied to individual performance was based on satisfaction of each executive’s performance goals.

Actual payouts for 2011 were determined as follows:

In the first quarter 2012, the Committee certified attainment of consolidated Company operating income, after taking into consideration certain adjustments to the target, at 76 percent of target, which resulted in a payout of 45 percent of target for this component of the AIP. For Mr. Wheaton, the CTU SBU achieved 94 percent of its target operating income, as adjusted, resulting in a payout of 80 percent of the target for this component of the AIP. In determining the final operating income results, the Committee considered and approved appropriate adjustments to operating income consistent with adjustments approved in prior years.

Based on the Company’s 2011 operating income results, the individual performance portion of the AIP (which includes both compliance and individual goals) funded at 50 percent of target.

The Compensation Committee also made the determination that certain of the Company’s executive officers, including Mr. Graham, Mr. DeYoung and Mr. Wheaton, would not receive a payout for the compliance portion of the AIP. The portion of the named executive officer’s incentive award tied to individual performance was based on satisfaction of performance goals established for each named executive officer. These goals were set at the beginning of the year and included such objectives as determining and effecting changes to the business model, developing current and future leaders to ensure leadership continuity, launching new programs, ensuring programmatic accreditation, improving operations, and similar strategic initiatives. Given the transition of the Chief Executive Officer role in 2011, these goals were determined to have been met by the current Chief Executive Officer for all the named executive officers except for Mr. Friesen, who exceeded expectations relative to his goals and thus his payout for this portion of the AIP was calculated at 140 percent of the funded amount.

As a result of these levels of attainment, the Committee determined to pay to each named executive officer the amounts shown in the 2011 Summary Compensation Table, under the column heading “Non-Equity Incentive Plan Compensation.”

Long-Term Incentive Compensation Program

The Committee uses equity-based long-term incentive awards to align executives’ interests with the long-term interests of our stockholders and to build an ownership culture among our senior management and executive officers, including the named executive officers, based on its belief that stock ownership encourages our executive officers to achieve long-term Company performance objectives.

Equity Award Grant Practices—The Committee generally grants annual equity awards to eligible employees, including our executive officers and the named executive officers, during the first quarter of each calendar year. New hire grants for named executive officers and other leadership roles may be made in connection with offers of employment.

The Company’s 2008 Incentive Compensation Plan (the “2008 Plan”) permits the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares and other stock-based awards. No dividend equivalents accrue or are paid on stock options and, because the Board has neither declared nor paid dividends, no dividends have been paid on or accrued for restricted stock awards.

The Committee’s guidelines for equity awards specify procedures and timing of granting equity awards relative to publicly available information about the Company, establish the exercise price of stock option awards at the grant date closing price of our common stock as reported on NASDAQ, and, by delegation of authority, allow our President and Chief Executive Officer to make stock grants to new and existing employees (except those who are executive officers under Section 16 of the Exchange Act) of up to 10,000 shares per award with an aggregate limit of 200,000 shares in any 12-month period, of which up to 100,000 shares can be awarded in the form of restricted stock awards and up to 100,000 shares in the form of stock option grants.

2011 Equity Grants—In March 2011, the Committee awarded annual equity-based long-term incentives to our named executive officers and other equity-eligible employees under the 2008 Plan. The awards to the named executive officers provided a value split among stock option grants, time-based restricted stock and performance-based restricted stock. In setting the dollar value of these awards, the Committee considered long-term equity award data provided by Cook, the Committee’s goal of paying a total compensation package within the market median range relative to our comparison group’s grant amounts, the FASB ASC Topic 718 Compensation—Stock Compensation expense to the Company of the awards, the grant date fair value of the awards, and other matters discussed under “Regulatory Considerations.”

The 2011 equity grants to named executive officers included one-year, post-termination restrictive covenants covering non-solicitation, non-disclosure and non-competition. The former President and Chief Executive Officer also is subject to the restrictive covenants contained in his employment agreement with the Company, which have a two or more year duration, described below under “Executive Compensation—Employment Arrangements.”

The Committee made the March 2011 equity awards to the named executive officers in accordance with the following target percent of base salary and value split among stock options, performance-based restricted stock and time-based restricted stock:

Named Executive Officer	Equity Target as a Percent of Base Salary	Stock Option Grant	Restricted Stock
			Performance- Based	Time- Based
Steven H. Lesnik	NA	NA	NA	NA
Gary E. McCullough	300%	60%	40%	0%
Michael J. Graham	175%	60%	20%	20%
Robert T. DeYoung	150%	60%	20%	20%
Jason T. Friesen	100%	60%	20%	20%
Jeremy J. Wheaton	110%	60%	20%	20%
Thomas G. Budlong	130%	60%	20%	20%

2011 Stock Option Grant—The annual stock option grant to our executive officers, including the named executive officers, becomes exercisable in four equal annual installments commencing on the first anniversary of the date of grant, provided that the award recipient remains our employee at the date of vesting. Stock option grants have a maximum term of ten years. The exercise price of the 2011 grant is $21.80. The number of option shares is derived first by multiplying the grantee’s base salary by the equity target from the table above times the 60 percent weight noted above to determine the grant value. This value is then divided by an estimated per-share fair value using the 90-day average closing stock price as of February 15, 2011 multiplied by 55 percent, which percentage is intended to approximate the Black Scholes value. The Committee granted the following stock options to the named executive officers in March 2011:

Named Executive Officer	2011 Stock Option Grant (# of Option Shares)
Steven H. Lesnik	NA
Gary E. McCullough	157,512
Michael J. Graham	40,520
Robert T. DeYoung	29,724
Jason T. Friesen	16,056
Jeremy J. Wheaton	17,328
Thomas G. Budlong	23,616

2011 Restricted Stock Grants—The March 2011 restricted stock grants to the named executive officers (except for Mr. McCullough) included both time-based and performance-based restricted stock that vest on the third anniversary of the grant date. Mr. McCullough received only performance-based restricted stock that would have vested on the third anniversary of the grant date. The performance-based restricted stock used a one-year performance measurement period followed by a two-year service vesting period.

The following table summarizes the restricted stock awards granted to the named executive officers in March 2011. The performance-based restricted stock initially was issued at the number of shares payable if the maximum performance measures established for the awards were achieved, subject to the Committee’s discretion to reduce vesting based on actual performance. Any of the shares not forfeited based on the performance results will be available for vesting on the third anniversary of the grant date. The number of restricted shares awarded was determined first by multiplying the grantee’s base salary by the equity target from the table above times the 20 percent weight noted to determine the grant value. This value was then divided by the 90-day average closing stock price as of February 15, 2011 to determine the number of restricted shares. As restricted shares are full-value awards, the Black Scholes adjustment is not applicable. The number of time-based restricted shares is further adjusted so that fractional shares are not vested.

Named Executive Officer	2011 Restricted Stock Grant (# of Shares)
	Time- Based	Performance-Based
		At Target	At Maximum
Steven H. Lesnik	NA	NA	NA
Gary E. McCullough	0	57,755	101,071
Michael J. Graham	7,428	7,429	13,000
Robert T. DeYoung	5,448	5,449	9,536
Jason T. Friesen	2,944	2,944	5,151
Jeremy J. Wheaton	3,176	3,177	5,559
Thomas G. Budlong	4,328	4,330	7,577

Given the significant challenges and changes in the postsecondary for-profit education sector and in the Company, the Committee determined that it was unrealistic to establish, with any confidence, a three-year operating plan upon which the vesting of performance-based restricted stock could be based. After consulting with Cook, the Committee established a one-year performance measurement period followed by a two-year service vesting period. The Committee utilized the Company’s 2011 operating income as the performance measure for the one-year performance period. “Operating income” for these grants was defined as the aggregate of (a) the earnings of the Company as reported on the Company’s Form 10-K for the year ending on December 31, 2011 and (b) amounts paid under the 2011 AIP and 2011 Key Executive AIP.

In calculating the performance-based restricted stock subject to forfeiture at the end of the one-year performance period for the named executive officers, the Committee set threshold, target and maximum payouts. The table below summarizes attainment percentage scenarios for the 2011 performance-based restricted stock granted, based on the extent of attainment of the threshold, target and maximum achievement of the Company’s 2011 operating income target. For 2011, target operating income for purposes of the performance-based restricted stock grants was $310 million.

Achievement Level	Extent of the Company’s Achievement of the 2011 Operating Income Target	Percentage of Performance-Based Restricted Shares at Target Available to Vest*
Threshold	50% or less	0%
	79%	50%
Target	100%	100%
	122%	125%
Maximum	150% or more	175%
*	To the extent that operating income results are between the threshold and target or the target and maximum, the achievement percentage would be interpolated.

2011 Retention Grants—In May 2011, the Committee made the following time-based restricted stock awards to the following named executive officers: Mr. Graham, 48,932 shares; Mr. DeYoung, 40,036 shares; Mr. Friesen, 13,345 shares; and Mr. Wheaton, 20,018 shares. These awards were given to ensure leadership continuity and provide an appropriate incentive to certain key leaders as the Company navigated the challenges described earlier. The selection of key leaders was based on an analysis of their role and the impact their departure would have on the organization. The size of the individual awards was determined as a multiple of base salary and ranged from 50 percent to 150 percent of base salary. These awards vest 50 percent on the second anniversary of the grant date and 50 percent on the third anniversary of the grant date. The Committee also made an additional award of 111,210 performance-based restricted stock to Mr. McCullough to vest in 2014 if the Company achieved at least $150 million in operating income for the three-year period from 2011-2013.

2009-2011 Performance-Based Restricted Stock Grant Attainment Assessment—In 2009, the Committee granted time-based and performance-based restricted stock to a number of individuals, including the named executive officers, except for Mr. DeYoung who had not joined the Company at that time. One-half of the shares were time-based and vested on February 25, 2012, which was three years from the date of grant. The remaining shares were performance-based shares that vested on February 25, 2012 based on the Committee’s determination of attainment of the specified financial performance measures.

For the 2009 performance-based restricted stock grant, the Committee used consolidated three-year cumulative operating income (as adjusted) for the calendar years 2009-2011 with a revenue comparison multiplier as the performance measure. For such grants, “operating income” meant earnings from continuing operations before interest income and expense, federal and state income taxes, and gains or losses on the sale of securities and fixed or capital assets involving the sale of a business unit, goodwill or intangibles impairment, share of affiliates’ earnings or losses, and before other extraordinary gains and losses. The revenue comparison multiplier, average revenue growth rate as compared to a peer group, was a comparison expressed as a percentage of the Company’s cumulative compound annual growth rate over the three-year performance period compared to the average cumulative compound annual growth rate of a selected public company peer group over that same time period, based on financial statements filed with the Securities and Exchange Commission, as modified for non-comparable items such as acquisitions and divestitures. The peer group included the following public companies: Apollo Group, Inc.; Capella Education Company; Corinthian Colleges, Inc.; DeVry, Inc.; Education Management, LLC; ITT Educational Services; Kaplan, Inc. (a division of The Washington Post Company); and Strayer Education, Inc.

In the first quarter of 2012, the Committee certified that the performance target was exceeded, which resulted in 120 percent of the target number of shares vesting. The number of shares vested as performance-based restricted shares to the named executive officers were as follows: Mr. Graham, 6,625 shares; Mr. Friesen, 1,767 shares; and Mr. Wheaton, 1,140 shares.

Pursuant to his separation agreement, Mr. Budlong’s grant vested at maximum attainment and vested on November 14, 2011.

2011-2013 Performance-Based Restricted Stock Grant Attainment Assessment—As described above, for the March 2011 grant, the Committee established a one-year performance measurement period followed by a two-year service vesting period to promote retention.

In the first quarter of 2012, the Committee certified attainment of 2011 consolidated Company operating income, as adjusted, at $241.6 million or 79 percent of target, which resulted in the performance-based restricted shares achieving 50 percent of target. The table below shows the number of performance-based shares that will vest assuming the named executive officer satisfies the additional two-year service requirement:

Named Executive Officer	Number of Shares Vesting
Steven H. Lesnik	NA
Michael J. Graham	3,714
Robert T. DeYoung	2,724
Jason T. Friesen	1,472
Jeremy J. Wheaton	1,588

VI. Other Compensation

Certain of our executive officers, including the named executive officers, also receive additional benefits and perquisites, including the Exec-U-Care® medical reimbursement plan that reimbursed executive officers and their eligible dependents for medical expenses not covered by our group major medical and dental plans through the end of 2011; a Company-paid physical examination for executives; an executive severance plan for those executive officers designated by the Committee to participate, which plan is described below in “Potential Payments Upon a Termination or Change in Control—Termination of Employment—Executive Severance Plan”; an executive relocation plan that provides for home sale assistance, temporary living expenses, reimbursement of certain home purchase expenses, rental assistance, moving expenses, spousal career assistance and tax assistance on certain taxable payments made to the executive; coverage under our directors’ and officers’ insurance policy; and indemnification agreements providing indemnification of, and advancing of expenses to, our named executive officers and certain other designated officers to the fullest extent permitted by Delaware law. The Company terminated the Exec-U-Care® plan effective January 1, 2012.

When the Committee reviews and targets our executive compensation program to fall within the market median range for total compensation of executives at companies in our comparison group, it generally does not compare and review certain benefits and perquisites relative to the comparison group, as it considers these benefits and perquisites to be relatively immaterial when compared to the other components of our executive compensation program. These benefits include insurance premiums on term life insurance for the benefit of our employees, including our executive officers and their designated beneficiaries, under a non-discriminatory group benefit plan; long-term disability insurance under a non-discriminatory group benefit plan with a maximum benefit of $7,000 per month; and 401(k) matching contributions (a 100 percent match on the first 2.0 percent contributed and a 50 percent match on the next 4.0 percent contributed up to the maximum allowable limits under the Code) under our tax-qualified 401(k) Plan.

The value of the benefits provided to our named executive officers is shown in the Summary Compensation Table under the column heading “All Other Compensation” and footnote(s) to that table.

VII. Regulatory Considerations

Federal income tax regulations and U.S. generally accepted accounting principles impact the cost and recognized expense of our executive compensation programs, and influence the Committee’s design of our executive compensation strategies.

Section 162(m) of the Code generally limits the amount we can deduct from our federal income taxes for compensation paid to the President and Chief Executive Officer and the three other most highly paid executives (other than the Chief Financial Officer) to $1,000,000 per year, but allows performance-based compensation that meets the Code’s guidelines to be deducted regardless of this limit. A critical Code requirement for deductibility, in addition to the performance criteria, is that the Committee cannot increase the size of any payout or award, though it may have the discretion to decrease the size of payments and awards.

The Company’s annual and long-term incentive programs have been designed and administered in a manner generally intended to preserve federal income tax deductions:

•

Under the Key Executive AIP, the Committee established the maximum cash incentive potentially payable to each named executive officer and specified other executive officers who potentially are subject to the Section 162(m) limits on deductibility. For 2011, the Committee established maximum incentives potentially payable provided the Company achieved at least $50 million in 2011 consolidated operating income. In the first quarter of 2012, the Committee certified that the Company had met this operating income measure. The Committee then determined the amount of the 2011 annual incentives to be paid by applying the 2011 performance metrics as described under “2011 Compensation Decisions—Annual Incentive Award Program.”

•

Pursuant to the key executive long-term incentive award agreements, the Committee determined the maximum number of performance-based restricted shares that may potentially be earned provided the Company achieved at least $50 million in 2011 operating income. In 2012, the Committee determined that actual operating income results were between threshold and target and approved the number of shares remaining available for vesting at the end of the three-year award period.

The Committee from time to time has utilized time-based restricted stock as an incentive and retention tool. These awards may not be performance-based, in which case the awards may not be deductible as compensation expense to the extent the compensation amounts attributable to the time-based restricted stock award, plus any other non-performance-based earnings, exceed $1,000,000 in the year the shares vest. The Committee considers that time-based restricted stock awards further the best interests of the Company and its stockholders as the awards are an inducement to retain talented executives and to align their interests with those of our stockholders in increasing stockholder value. In 2011, the Committee made time-based restricted stock awards (consisting of both the annual grant and a special retention grant) to the following named executive officers: Mr. Graham, 56,360 shares; Mr. Budlong, 4,328 shares; Mr. DeYoung, 45,484 shares; Mr. Friesen 16,289 shares; and Mr. Wheaton, 23,194 shares.

The Committee administers our incentive, equity and severance plans to comply with federal tax rules affecting nonqualified deferred compensation, other tax rules and accounting rules, such as FASB ASC Topic 718 Compensation—Stock Compensation (which specifies the accounting treatment and cost of various equity-based awards). Tax and accounting treatment of compensation also factor into the Committee’s design of compensation plans and its analysis of the costs, benefits and detriments of using various forms of compensation.

VIII. Corporate Governance

Compensation Recovery Policy

The Board of Directors adopted a compensation recovery policy in January 2010. The policy requires, in all appropriate circumstances and to the extent permitted by governing law, the reimbursement of any annual or long-term incentive payment to a Company executive officer (for purposes of the Exchange Act) if:

•	The payment was predicated upon achieving certain financial results that were subsequently the subject of a material restatement of Company financial statements filed with the SEC;

•	The Board determines that the executive engaged in intentional misconduct that caused or substantially caused the need for the material restatement; and

•	A lower payment would have been made to the executive based on the restated financial results.

In each such instance, the Company will, to the extent practicable, seek to recover from the individual executive the amount by which that executive’s incentive payments for the relevant periods exceeded the lower payment that would have been made based on the restated financial results.

Risk Assessment and Mitigation

As part of the Committee’s review of 2011 executive compensation, the Committee implemented design features in our compensation programs intended to mitigate harmful risk-taking, including:

•	Base salaries are fully competitive and are not subject to performance risk;

•	Incentive programs are carefully balanced between annual and long-term performance and cash and equity compensation;

•	Annual cash incentive and long-term equity incentive programs are capped;

•

Long-term equity incentive awards are weighted, with stock options vesting over four years for alignment with stockholders, time-based restricted shares used as a retention incentive and performance-based restricted shares used for linkage to strategic financial objectives, as described above under the caption “Long-Term Incentive Compensation Program”;

•

Performance goals are recalibrated annually to maintain directional alignment with pay and performance relative to the Company’s historical performance and broader market performance and best estimates of future expectations;

•	The determination of incentive program performance results is subject to the Committee’s discretionary assessment of the appropriate treatment of unusual, nonoperational or nonrecurring items;

•	Executives and directors are subject to stock ownership guidelines;

•	Adoption of a policy to recoup improper payments or gains from incentive compensation paid or granted to executives; and

•	Prohibition of executives and directors hedging or pledging Company stock as described in the Company’s Insider Trading Policy.

In 2011, the Company’s Board reviewed and assessed the financial risks to the Company relative to the structure and targets of the Company’s 2011 incentive compensation programs and based on the foregoing, the Company concluded that the 2011 annual cash and long-term equity incentive plans are not structured in a manner that encourages unnecessary or excessive risk taking.

Stock Ownership Guidelines

Our Board of Directors believes that the executive officers should be active participants in improving stockholder value by maintaining a predetermined level of ownership of our common stock. The Board initially adopted stock ownership guidelines in 2005 that require certain of our executive officers to own stock equal in value to a multiple of salary based on the officer’s position. Effective January 1, 2011, those guidelines were revised to incorporate retention and holding period requirements and to revise certain of the ownership targets, subject to transition rules for pre-2011 outstanding awards. The revised stock ownership targets (subject to certain transition rules) are based on the following multiples of base salary:

Role	Multiple of Base Salary
Chief Executive Officer	6
Chief Financial Officer and Chief Operating Officer	3
Executive Vice Presidents and all other equivalent managerial-level officers directly reporting to the Chief Executive Officer	2
All other Officers subject to the guidelines	1

Subject to certain transition rules, officers subject to the guidelines must hold 100 percent of awards (net of shares withheld for tax withholding obligations or used to pay the option exercise price) acquired through the Company’s long-term incentive equity programs at or subsequent to becoming subject to the guidelines until achieving the applicable stock ownership target. After achieving the target, and for so long as such target is maintained, officers must hold 50 percent of any other awards (net of shares withheld for tax withholding obligations or used to pay the option exercise price) for one year from the date of vesting of restricted stock awards (and similar instruments expressed in stock units and payable in shares, as applicable) or from the date of exercise of stock options or stock appreciation rights (and similar instruments payable in shares).

If an officer does not sustain the applicable stock ownership target due to fluctuations in stock value, he or she will again be required to hold 100 percent of net awards acquired through CEC’s long-term incentive equity plans until such officer again achieves the applicable stock ownership target, at which time such officer shall again be subject to the requirement to hold 50 percent of the net awards acquired through the Company’s long-term incentive equity plans for one year, commencing with the date of the attainment of the applicable stock ownership target. Each of our named executive officers is in compliance with the required retention ratio.

The Committee has discretion to reduce equity awards or to pay a portion of an executive officer’s annual cash incentive in the form of restricted stock to executive officers who are not in compliance with the ownership guidelines. Because of changes in the Company’s stock price, the Committee has determined to not take any immediate remedial action at this time.

EXECUTIVE COMPENSATION

The following table shows compensation of our principal executive officer, our former principal executive officer, our principal financial officer, the three other most highly compensated executive officers who were serving as our executive officers as of December 31, 2011, and one individual who would have been one of the Company’s most highly compensated executive officers at that date but for the fact that he was no longer serving as an executive officer of the Company at that time (collectively, the “named executive officers”).

2011 SUMMARY COMPENSATION TABLE

		Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Steven H. Lesnik	2011	$166,667	$—	$213,920	$—	$124,000	$504,587
Chairman, President and Chief Executive Officer (4)

Gary E. McCullough	2011	$722,488	$3,720,070	$1,642,378	$—	$3,672,844	$9,757,780
Former President and Chief Executive Officer (5)	2010	$822,544	$1,283,061	$1,629,036	$828,200	$14,082	$4,576,923
	2009	$802,070	$1,039,996	$1,452,601	$1,600,000	$29,124	$4,923,791

Michael J. Graham	2011	$444,898	$1,406,730	$422,502	$142,884	$17,876	$2,434,890
Executive Vice President and Chief Financial Officer	2010	$439,139	$373,400	$474,039	$330,586	$16,063	$1,633,227
	2009	$418,162	$288,754	$403,307	$626,250	$14,842	$1,751,315

Robert T. DeYoung	2011	$378,687	$1,123,548	$309,932	$113,753	$37,386	$1,963,306
Executive Vice President, Strategy and Chief Marketing Officer (6)	2010	$371,302	$268,522	$340,938	$260,943	$10,405	$1,252,110
	2009	$110,763	$—	$—	$155,068	$2,526	$268,357

JasonT. Friesen	2011	$306,289	$423,668	$167,416	$73,437	$26,952	$997,762
Senior Vice President of the Health Education Group and Treasurer (7)

Jeremy J. Wheaton	2011	$300,046	$581,481	$180,679	$76,092	$12,627	$1,150,925
Senior Vice President and Chief Executive Officer of Colorado Technical University (7)

Thomas G. Budlong	2011	$291,363	$417,586	$246,244	$—	$474,881	$1,430,074
Former Senior Vice President, Chief Administrative Officer and Chief of Staff (8)	2010	$345,266	$234,366	$297,544	$172,944	$17,227	$1,067,347
	2009	$334,679	$196,010	$273,759	$328,750	$13,575	$1,146,773

(1)	These columns show the grant date fair value of the restricted stock and the stock option awards granted to our named executive officers, excluding the effect of actual or estimated forfeitures. For the portion of the restricted stock awards that are subject to performance conditions, that grant date value is based upon the probable outcome of such conditions as determined at the date of grant, and for all such awards shown, that grant date value is based upon achieving the target level of performance. If the performance-based portion of the stock awards reported above under the column heading “Stock Awards” were valued at the grant date based on the highest level of performance conditions being achieved, the grant date values for those stock awards for the named executive officers would be as follows:

Name	Award Year	Performance- Based Restricted Shares Value at Maximum Attainment	Time-Based Restricted Shares Value	Stock Awards
Steven H. Lesnik	2011	$—	$—	$—

Gary E. McCullough	2011	$4,664,425	$—	$4,664,425
	2010	$2,566,123	$—	$2,566,123
	2009	$2,599,990	$—	$2,599,990

Michael J. Graham	2011	$283,400	$1,244,796	$1,528,196
	2010	$746,801	$—	$746,801
	2009	$360,948	$144,374	$505,322

Robert T. DeYoung	2011	$207,885	$1,004,763	$1,212,648
	2010	$537,044	$—	$537,044
	2009	$—	$—	$—

Jason T. Friesen	2011	$112,292	$359,504	$471,796

Jeremy J. Wheaton	2011	$121,186	$512,235	$633,421

Thomas G. Budlong	2011	$165,179	$94,350	$259,529
	2010	$468,731	$—	$468,731
	2009	$244,999	$98,010	$343,009

Mr. DeYoung joined the Company after the date that 2009 equity grants were made and therefore has no 2009 equity awards. See Note 15 of the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for information regarding the assumptions used in the valuation of equity awards. In connection with Mr. McCullough’s separation from the Company effective October 31, 2011, he forfeited all of his unvested performance-based and time-based shares of restricted stock and unvested stock options granted to him in 2009, 2010 and 2011 respectively valued at $1,766,296, $2,504,838 and $4,307,631, and 50,750 stock options, representing a portion of the stock options granted to Mr. McCullough on March 13, 2008, originally scheduled to vest on March 13, 2012, became fully vested. The intrinsic value of the acceleration of such stock options related to Mr. McCullough is presented in the table captioned “Potential Payments Upon Termination or Change in Control” below. In connection with Mr. Budlong’s separation from the Company effective October 31, 2011, all of his unvested performance-based and time-based shares of restricted stock and unvested stock options granted to him in 2009, 2010 and 2011 became fully vested. With respect to Mr. Budlong, these columns include the incremental fair value of the unvested equity awards that became fully vested in connection with his separation from the Company, calculated using the provisions of FASB ASC Topic 718—Compensation—Stock Compensation. The intrinsic value of the acceleration of such awards is presented in the table captioned “Potential Payments Upon Termination or Change in Control” below.

(2)	Annual cash incentives earned for any year are generally paid to the named executive officers in the first quarter of the following year.

(3)	All Other Compensation for 2011 includes the following components:

Name	Severance Payments		Board of Directors Fees	Other(a)	Total
Steven H. Lesnik	$—		$124,000	$—	$124,000
Gary E. McCullough	$3,664,587	(b)	$—	$8,257	$3,672,844
Michael J. Graham	$—		$—	$17,876	$17,876
Robert T. DeYoung	$—		$—	$37,386	$37,386
Jason T. Friesen	$—		$—	$26,952	$26,952
Jeremy J. Wheaton	$—		$—	$12,627	$12,627
Thomas G. Budlong	$455,635	(c)	$—	$19,246	$474,881

(a)

Includes 401(k) Plan contributions, payment of term life insurance premiums and reimbursements under the Exec-U-Care® medical reimbursement plan. See “Compensation Discussion and Analysis—Other Compensation” above for a description of these benefits.

(b)	Includes a $2,428,000 lump sum cash payment equal to two times Mr. McCullough’s average cash incentive for the last two years, $137,333 representing salary continuation relating to November and December 2011, $1,011,196 representing Mr. McCullough’s pro rata incentive for 2011, $25,000 in health, dental, vision and life insurance premiums, $33,058 in 401(k) Plan contributions and $30,000 for disability insurance coverage.

(c)	Reflects a severance payment of $346,000 equal to one year of Mr. Budlong’s base salary, $97,010 representing a prorated incentive payment and $12,625 representing continuation of health and dental insurance coverage (partially subsidized by the Company).

(4)	Mr. Lesnik was appointed President and Chief Executive Officer by the Board of Directors on October 31, 2011.

(5)	On October 31, 2011, Mr. McCullough resigned as the Company’s President and Chief Executive Officer. The terms of his separation from the Company are described below under “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

(6)	Mr. DeYoung joined the Company, and first became an executive officer, on September 14, 2009.

(7)	2011 was the first year that either of Messrs. Friesen or Wheaton was a named executive officer. Accordingly, the compensation disclosed in the Summary Compensation Table for each of Messrs. Friesen and Wheaton relates only to compensation for the fiscal year ended December 31, 2011.

(8)	Mr. Budlong separated from the Company on October 31, 2011. The terms of his separation from the Company are described below under “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

GRANTS OF PLAN-BASED AWARDS IN 2011

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (3)		All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards (5)	Grant Date Fair Value of Stock and Option Awards (6)
		Threshold (1)	Target (1)	Maximum (1)	Threshold (2)	Target (2)	Maximum (2)
Steven H. Lesnik	5/19/2011									16,000	$22.13	$213,920

Gary E. McCullough	3/14/2011									157,512	$21.80	$1,642,378
	3/14/2011				996	57,755	101,071				—	$1,259,059
	5/19/2011				111,210	111,210	111,210				—	$2,461,077

Michael J. Graham	3/14/2011									40,520	$21.80	$422,502
	3/14/2011	$56,228	$330,750	$637,273	128	7,429	13,000				—	$161,952
	3/14/2011							7,428	(7)		—	$161,930
	5/19/2011							48,932	(8)		—	$1,082,865

Robert T. DeYoung	3/14/2011									29,724	$21.80	$309,932
	3/14/2011	$44,764	$263,317	$499,028	94	5,449	9,536				—	$118,788
	3/14/2011							5,448	(7)		—	$118,766
	5/19/2011							40,036	(8)		—	$885,997

Jason T. Friesen	3/14/2011									16,056	$21.80	$167,416
	3/14/2011	$22,781	$134,008	$234,515	51	2,944	5,151				—	$64,179
	3/14/2011							2,944	(7)		—	$64,179
	5/19/2011							13,345	(8)		—	$295,325

Jeremy J. Wheaton	3/14/2011									17,328	$21.80	$180,679
	3/14/2011	$24,257	$142,686	$231,210	55	3,177	5,559				—	$69,259
	3/14/2011							3,176	(7)		—	$69,237
	5/19/2011							20,018	(8)		—	$442,998

Thomas G. Budlong	3/14/2011									23,616	$21.80	$246,244
	3/14/2011				75	4,330	7,577				—	$318,724
	3/14/2011							4,328	(9)		—	$98,873

(1)	Shows the estimated possible future payouts of these awards (when made) under our 2011 annual cash incentive program. The threshold payout assumes achievement of the threshold level of the consolidated Company financial performance target and no payout for the individual performance factors, which had no threshold established. If the applicable threshold had not been achieved, only approximately 17% of the award would have been eligible for payment based on satisfaction of the individual performance factors. Both target and maximum payouts assume that 100% of the individual performance factors were attained. The performance measures and attainment are discussed in “Compensation Discussion and Analysis—2011 Compensation Decisions—Annual Incentive Award Program” above. Amounts actually earned by the named executive officers are shown in the 2011 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation”. This excludes the awards granted to Messrs. McCullough and Budlong under our 2011 annual cash incentive program. As a result of the respective separations from the Company of Messrs. McCullough and Budlong, in each case as of October 31, 2011, neither of Messrs. McCullough or Budlong was an employee of the Company at December 31, 2011. Accordingly, neither of Messrs. McCullough or Budlong was entitled to any payout pursuant to such award. Notwithstanding the foregoing, pursuant to the terms of Mr. Budlong’s separation agreement, Mr. Budlong received a pro rata incentive payment, calculated in accordance with the method for determining payouts under our 2011 annual cash incentive program. See “Executive Compensation—Potential Payments Upon Termination or Change in Control” below for further discussion regarding the terms of Mr. Budlong’s separation from the Company.

(2)	For awards other than the award granted to Mr. McCullough on May 19, 2011, threshold represents the minimum number of shares of common stock potentially vesting based on achieving the threshold 2011 operating income, as adjusted, performance measure established for these grants under performance-vesting restricted stock awards granted to our named executive officers during 2011 under our 2008 Plan. This calculation assumes, for awards granted on March 14, 2011, the achievement of 50.01% of the 2011 operating income target. For awards other than the award granted to Mr. McCullough on May 19, 2011, target represents the number of shares potentially vesting based on achieving the 2011 operating income target, as adjusted. For awards other than the award granted to Mr. McCullough on May 19, 2011, maximum represents the maximum number of shares of common stock potentially vesting based on achieving or exceeding maximum attainment for that performance criterion. In first quarter 2012, the Compensation Committee determined that the specified performance measures were achieved at a percentage of the 2011 operating income target, as adjusted. Accordingly, a portion of the underlying shares of performance-vesting restricted stock were forfeited, and the remaining shares will vest in the first quarter of 2014. The performance targets for these awards are discussed above in “Compensation Discussion and Analysis—2011 Compensation Decisions—Long-Term Incentive Compensation Program,” and a description of the forfeited shares of performance-vesting restricted stock is set forth below in “Outstanding Equity Awards At Year End 2011.” The award granted to Mr. McCullough on May 19, 2011 would have vested in full, or not at all, based upon the achievement of the applicable operating income target for the three-year period from 2011 through 2013.

(3)	This column shows the number of time-vesting shares of restricted stock granted to each of the named executive officers during 2011 under our 2008 Plan.

(4)	This column shows the number of stock options granted in 2011 to our named executive officers under our 2008 Plan. These options (other than the options granted to Mr. Lesnik) vest and become exercisable in four equal annual installments on each anniversary of the grant date. With respect to Mr. Lesnik, one-fourth of such options granted in 2011 to Mr. Lesnik vested and became exercisable on the grant date and one-fourth of such options vest and become exercisable on each anniversary of the grant date. Mr. McCullough forfeited the unvested options from these 2011 option grants in connection with his separation from the Company. Each stock option of Mr. Budlong that was unvested as of the date of his separation from the Company became fully vested pursuant to the terms of the Separation Agreement and General Release entered into between Mr. Budlong and the Company in connection therewith.

(5)	This column shows the exercise price for the stock options granted, which was the closing price of our common stock as reported on NASDAQ on the grant date.

(6)	This column shows the grant date fair value of the 2011 restricted stock and stock option awards granted to our named executive officers, excluding the effect of actual or estimated forfeitures. For the portion of the restricted stock awards that are subject to performance conditions, that grant date value is based upon the probable outcome of such conditions. Amounts are calculated in accordance with the provisions of FASB ASC Topic 718—Compensation—Stock Compensation. See Note 15 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for information regarding the assumptions used in the valuation of equity awards. With respect to Mr. Budlong, this column includes the incremental fair value of the unvested equity awards that became fully vested in connection with his separation from the Company, calculated using the provisions of FASB ASC Topic 718—Compensation—Stock Compensation. The intrinsic value of the acceleration of such awards is presented in the table captioned “Potential Payments Upon Termination or Change in Control” below.

(7)	These awards vest on the third anniversary of the grant date, subject to continued employment with the Company.

(8)	One-half of these awards vest on each of the second and third anniversaries of the grant date, subject to continued employment with the Company.

(9)	Each of Mr. Budlong’s time-based shares of restricted stock that were unvested as of the date of his separation from the Company became fully vested in connection therewith pursuant to the terms of his separation agreement.

Employment Arrangements

Steven H. Lesnik: On October 31, 2011, the Board appointed Steven H. Lesnik as President and Chief Executive Officer of the Company. Mr. Lesnik has served as Chairman of the Company since 2008 and as a member of the Board since 2006. Mr. Lesnik continues to serve as Chairman and as a member of the Board. Mr. Lesnik did not enter into an employment agreement with the Company and serves as an at-will employee. As President and Chief Executive Officer, Mr. Lesnik is receiving cash compensation of $83,333 per month, and is not receiving any additional cash compensation as Chairman or as a member of the Board. Mr. Lesnik is also eligible to participate in the benefit plans generally available to other executive officers of the Company, including receiving awards under the 2008 Plan.

Michael J. Graham: In connection with Mr. Graham’s appointment as our Executive Vice President, Chief Financial Officer and Treasurer effective September 5, 2007, the Company and Mr. Graham entered into an employment letter agreement that set Mr. Graham’s initial annual base salary at $390,000, provided for a $50,000 signing bonus, established his target annual cash incentive percentage at 75% of his base salary earnings and guaranteed his 2007 cash incentive at 75% of his base salary, prorated from his start date. The agreement also provided for a grant of 6,000 shares of restricted stock that vested on the third anniversary of the grant date and an option to purchase 12,500 shares of common stock vesting in four equal installments on the first four anniversaries of the grant date. These awards were made under the 1998 Plan.

The letter agreement also provides that if Mr. Graham’s employment is terminated without cause (as defined in the 1998 Plan) or if he voluntarily resigns for good reason (as defined in the letter agreement), he is eligible to receive severance benefits under the Company’s Executive Severance Plan.

Robert T. DeYoung: Effective September 14, 2009, Mr. DeYoung was appointed as Senior Vice President Corporate Marketing and Chief Marketing Officer. His employment letter agreement provided for an initial annual base salary of $370,000, a target annual cash incentive percentage of 70% of his base salary earnings, 2010 equity grants valued at $525,000 subject to Compensation Committee approval of the grants, participation in employee benefit plans upon meeting the relevant eligibility requirements, participation in certain benefits offered to the Company’s senior executives including the Exec-U-Care® health coverage program, and 20 days of vacation per year. The letter agreement also required Mr. DeYoung, as a condition of employment, to execute an agreement containing a 12-month post-termination non-compete and non-solicitation provision. Mr. DeYoung is eligible to receive severance benefits under the Company’s Executive Severance Plan in the event his employment is terminated in a manner which allows him to be eligible for benefits under such plan.

Jason T. Friesen: Effective November 1, 2007, Mr. Friesen was appointed as Senior Vice President and Treasurer. His employment letter agreement provided for an initial annual base salary of $275,000, a $60,000 signing bonus, a $16,000 bonus for 2007, and established his target annual cash incentive percentage at 35% of his base salary earnings. The agreement also provided for a grant of 6,000 shares of restricted stock that vested on the third anniversary of the grant date and an option to purchase 3,000 shares of common stock vesting in four equal installments on the first four anniversaries of the grant date. These awards were made under the 1998 Plan.

OUTSTANDING EQUITY AWARDS AT YEAR END 2011

The following table includes information as of December 31, 2011 based on the value of all unexercised options to purchase shares of our common stock and unvested shares of restricted stock previously awarded to the named executive officers.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1)		Number of Securities Underlying Unexercised Options Unexercisable (1)		Option Exercise Price	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Steven H. Lesnik	4,000	(5)	12,000	(5)	$22.13	5/19/2011	5/19/2021	—		—	—		—
	16,000	(6)	8,000	(6)	$30.67	5/19/2010	5/19/2020	—		—	—		—
	24,000	(6)	—		$22.04	4/30/2009	4/30/2019	—		—	—		—
	24,000	(6)	—		$18.64	5/13/2008	5/12/2018	—		—	—		—
	24,000	(6)	—		$33.96	5/17/2007	5/16/2017	—		—	—		—
	24,000	(6)	—		$30.80	5/18/2006	5/17/2016	—		—	—		—
	18,000	(6)	—		$34.86	2/14/2006	2/13/2016	—		—	—		—

Gary E. McCullough (3)	—		—		—		—	—		—	—		—
	30,145		—		$29.02	3/3/2010	3/2/2020	—		—	—		—
	54,242		—		$26.15	2/25/2009	2/24/2019	—		—	—		—
	203,000		—		$13.32	3/13/2008	3/12/2018	—		—	—		—
	202,550	(7)	—		$29.73	3/5/2007	3/5/2017	—		—	—		—

Michael J. Graham	—		—		—	—	—	48,932	(9)	$389,988	—		—
	—		40,520		$21.80	3/14/2011	3/13/2021	7,428	(10)	$59,201	13,000	(13)	$103,610
	8,772		26,316		$29.02	3/3/2010	3/2/2020	—		—	25,734	(14)	$205,100
	15,060		15,060		$26.15	2/25/2009	2/24/2019	5,521	(11)	$44,002	13,803	(15)	$110,010
	45,000		15,000		$13.32	3/13/2008	3/12/2018	—		—	—		—
	12,500		—		$29.38	9/5/2007	9/4/2017	—		—	—		—

Robert T. DeYoung	—		—		—	—	—	40,036	(9)	$319,087	—		—
	—		29,724		$21.80	3/14/2011	3/13/2021	5,448	(10)	$43,420	9,536	(13)	$76,002
	6,309		18,927		$29.02	3/3/2010	3/2/2020	—		—	18,506	(14)	$147,493

Jason T. Friesen	—		—		—	—	—	13,345	(9)	$106,360	—		—
	—		16,056		$21.80	3/14/2011	3/13/2021	2,944	(10)	$23,463	5,151	(13)	$41,053
	2,501		7,503		$29.02	3/3/2010	3/2/2020	1,834	(12)	$14,617	3,668	(14)	$29,234
	4,016		4,016		$26.15	2/25/2009	2/24/2019	1,472	(11)	$11,732	3,681	(15)	$29,338
	7,500		2,500		$13.32	3/13/2008	3/12/2018	—		—	—		—
	3,000		—		$33.33	11/8/2007	11/7/2017	—		—	—		—

Jeremy J. Wheaton	—		—		—	—	—	20,018	(9)	$159,543	—		—
	—		17,328		$21.80	3/14/2011	3/13/2021	3,176	(10)	$25,313	5,559	(13)	$44,305
	1,398		4,194		$29.02	3/3/2010	3/2/2020	1,026	(12)	$8,177	2,052	(14)	$16,354
	2,590		2,592		$26.15	2/25/2009	2/24/2019	950	(11)	$7,572	2,375	(15)	$18,929
	7,500		—		$13.32	3/13/2008	3/12/2018	—		—	—		—
	8,000		—		$29.68	3/19/2007	3/18/2017	—		—	—		—
	7,500		—		$30.80	5/18/2006	5/17/2016	—		—	—		—
	15,000		—		$34.70	5/20/2005	5/19/2015	—		—	—		—
	12,000	(8)	—		$62.56	5/21/2004	5/20/2014	—		—	—		—
	9,000		—		$29.35	5/19/2003	5/18/2013	—		—	—		—
	3,000		—		$22.07	5/17/2002	5/16/2012	—		—	—		—

Thomas G. Budlong (4)	23,616		—		$21.80	3/14/2011	3/13/2021	—		—	—		—
	22,024		—		$29.02	3/3/2010	3/2/2020	—		—	—		—
	20,445		—		$26.15	2/25/2009	2/24/2019	—		—	—		—
	39,500		—		$13.32	3/13/2008	3/12/2018	—		—	—		—
	35,000		—		$29.70	8/31/2007	8/30/2017	—		—	—		—

(1)	Unless otherwise indicated, stock options vest or vested in four equal installments on each anniversary of the option grant date.

(2)	The dollar value of these awards is calculated using the closing market price of $7.97 per share of our unrestricted common stock on December 30, 2011, as reported on NASDAQ.

(3)	In connection with Mr. McCullough’s separation from the Company, all of his unvested performance-based and time-based shares of restricted stock were forfeited, and 50,750 stock options, representing a portion of the stock options granted to Mr. McCullough on March 13, 2008, originally scheduled to vest on March 13, 2012, became fully vested pursuant to the terms of Mr. McCullough’s Separation Agreement. See “Executive Compensation—Potential Payments Upon Termination or Change in Control” below for further discussion regarding the terms of Mr. McCullough’s separation from the Company.

(4)	In connection with Mr. Budlong’s separation from the Company, all of his unvested performance-based and time-based shares of restricted stock, and all of his unvested stock options, became fully vested, pursuant to the terms of his separation agreement. See “Executive Compensation—Potential Payments Upon Termination or Change in Control” below for further discussion regarding the terms of Mr. Budlong’s separation from the Company.

(5)	One-fourth of the stock options vested on the option grant date, and one-fourth of the stock options vest on each of the next three anniversaries of the option grant date.

(6)	One-third of the stock options vested on the option grant date, and one-third of the stock options vested on each of the next two anniversaries of the option grant date.

(7)	64,475 of these stock options vested on each of March 5, 2008, and March 5, 2009, and 36,800 of these stock options vested on each of March 5, 2010 and March 5, 2011.

(8)	One-fourth of these stock options vested on May 21, 2005, and the remaining stock options vested on December 15, 2005.

(9)	One-half of these shares of time-based restricted stock vest on each of May 19, 2013 and 2014.

(10)	These shares of time-based restricted stock vest on March 14, 2014.

(11)	These shares of time-based restricted stock vested on February 25, 2012.

(12)	These shares of time-based restricted stock vest on March 3, 2013.

(13)	All of these shares of restricted stock were subject to performance vesting and outstanding at December 31, 2011. In first quarter 2012, the Compensation Committee determined that the specified performance measures were achieved at a percentage of the 2011 operating income as adjusted target. Accordingly, the following underlying shares of performance-vesting restricted stock were forfeited by Messrs. Graham, DeYoung, Wheaton and Friesen, respectively: Mr. Graham—9,286 shares; Mr. DeYoung—6,812 shares; Mr. Wheaton—3,971 shares; Mr. Friesen—3,679 shares. The remaining shares of restricted stock will vest on March 14, 2014.

(14)	Subject to performance of applicable performance criteria, these shares of restricted stock vest on March 3, 2013.

(15)	All of these shares of restricted stock were subject to performance of applicable performance criteria and outstanding at December 31, 2011. In first quarter 2012, the Compensation Committee determined that the specified performance measures were achieved at a percentage of the three-year operating income and growth rate performance targets established for these grants. Accordingly, the following underlying shares of performance-vesting restricted stock granted to Messrs. Graham, Wheaton and Friesen vested on February 25, 2012, and the remainder of such awards were forfeited: Mr. Graham—6,625 shares; Mr. Wheaton—1,140 shares; Mr. Friesen—1,767 shares.

OPTION EXERCISES AND STOCK VESTED FOR 2011

The following table includes information for restricted stock held by our named executive officers that vested during the year ended December 31, 2011. During the year ended December 31, 2011, no options were exercised by our named executive officers.

Name	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Steven H. Lesnik	—	—
Gary E. McCullough	117,000	$2,569,320
Michael J. Graham	31,500	$691,740
Robert T. DeYoung	—	—
Jason T. Friesen	5,250	$115,290
Jeremy J. Wheaton	5,250	$111,458
Thomas G. Budlong (2)	62,924	$817,727

(1)	The aggregate dollar value realized on vesting was calculated by multiplying the number of shares which vested by the closing price of the Company’s common stock as reported on NASDAQ on the vesting date.

(2)	In connection with Mr. Budlong’s separation from the Company, all of his unvested performance-based and time-based shares of restricted stock became fully vested pursuant to the terms of his separation agreement.

OTHER COMPENSATION

Certain of our executive officers, including the named executive officers, also receive additional benefits and perquisites, including the Exec-U-Care® medical reimbursement plan (which plan the Company terminated effective January 1, 2012) that reimbursed our executive officers and their eligible dependents for medical expenses not covered by our group major medical and dental plans, a Company-paid physical examination, an executive severance plan described below in “Potential Payments Upon a Termination or Change in Control—Termination of Employment—Executive Severance Plan”, an executive relocation plan, and coverage under our directors’ and officers’ insurance policy and indemnification agreements providing indemnification of and advancing of expenses to our executive officers and certain designated officers to the fullest extent permitted by Delaware law.

The Company also provides its executive officers with benefits available on a nondiscriminatory basis to all employees, including 401(k) matching contributions (a 100% match on the first 2.0% contributed and a 50% match on the next 4.0% contributed up to the maximum allowable limits under the Code), ability to acquire our common stock under our Employee Stock Purchase Plan, group medical and dental insurance, disability insurance and payment of term life insurance premiums for coverage of one times salary.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into certain agreements (such as the employment agreements discussed above under the caption “Employment Arrangements”) and maintain certain plans that require us to provide compensation to the named executive officers in the event of certain terminations of their employment or if the Company experiences a change in control. The amount of compensation payable to each named executive officer for such terminations is shown in the tables below.

Termination of Employment

Executive Severance Plan

The Company’s U.S.-based executive officers are eligible to participate in the Company’s Executive Severance Plan and may be eligible to receive benefits thereunder in the event such an executive officer’s employment is involuntarily terminated. The Employee Benefits Committee, as the plan administrator, or its authorized designee, is responsible for determining whether an eligible executive officer’s employment is terminated involuntarily by the Company and, if so, whether such eligible executive officer will receive benefits under this plan, in accordance with the terms thereof. Involuntary terminations do not include terminations for cause (as defined under this plan); terminations due to agreements between the Company and the employee under which the employee becomes a consultant or independent contractor; terminations due to death, disability, retirement (including voluntary retirement under any special early retirement incentive program) or any form of voluntary termination. Termination for cause means the employee is discharged by us for poor performance, nonperformance or misconduct. Misconduct includes, but is not limited to, insubordination, dishonesty, theft, violation of Company rules and willful destruction of Company property.

Severance benefits under this Plan include base pay, certain insurance coverage and prorated cash incentive payments payable under the Company’s annual incentive program, as follows:

•	A lump sum payment of a minimum of 26 weeks and a maximum of 52 weeks of base pay, calculated based on the number of full years of continuous service completed, as follows:

•	26 weeks of base pay on completing fewer than nine full years of continuous service.

•	Three weeks base pay per year on completing nine to 17 full years of continuous service.

•	52 weeks of base pay on completing 18 or more full years of continuous service.

•

For those executives who participate in our health and dental insurance plans and timely elect to continue that insurance coverage under federal COBRA law, partially subsidized COBRA insurance premiums so that the executive pays the same cost that similarly situated active employees of the Company pay for such insurance coverage for a period of time beginning immediately after the employment termination and lasting for the number of weeks that is equal to the number of weeks of base pay the executive receives as severance pay.

•

A lump sum payment of prorated cash incentive earned (if any) for the year of termination, calculated in accordance with the method for determining the amount of annual cash incentive payable to other similarly situated active employees and paid in accordance with our normal annual incentive program’s payment procedures.

•	Outplacement assistance from a Company-selected provider that is reimbursed or paid for by the Company.

Continuous service means the executive’s most recent unbroken period of employment with us, which may include service with a predecessor employer that we acquired, beginning on the executive’s most recent hire date and ending on the date of employment termination. Continuous service excludes any period of earned unused vacation or any period during which the executive was a consultant or independent contractor for us. Multiple periods of employment with CEC separated by a leave of absence of less than one year are considered one continuous period of employment.

To receive the severance benefits, the terminated executive must sign a release of claims against the Company and enter into a non-solicitation, non-competition and confidentiality agreement with the Company to the extent permitted by governing law and allowed under the ethical rules of any applicable professional licensing organizations. The Executive Severance Plan is intended to provide benefits that are exempt from the requirements of Code Section 409A, but provides that to the extent any benefit payable is determined to be subject to Section 409A, benefits will be paid in accordance with Section 409A.

Equity Plans

Our 1998 Plan and our 2008 Plan have differing provisions for treatment of equity awards if a participant, including a named executive officer, incurs a termination of employment.

Under the 1998 Plan for participants, other than the named executive officers, Section 16 officers and directors holding options under this Plan, if the termination is:

•	Involuntary or the result of retirement, unvested stock options are immediately forfeited and vested stock options remain exercisable for 90 days following termination.

•	Due to disability, all outstanding stock options become immediately exercisable and remain exercisable for 90 days.

•

Due to death, all stock options become immediately exercisable and remain exercisable until (a) for pre-2001 options, 90 days following the appointment of a representative for the participant’s estate, and (b) for 2001 and later options, until one year from the date of death.

•

For voluntary termination (other than due to retirement), unexercised vested stock options and unvested stock options immediately forfeit; however, the Compensation Committee has generally provided in stock option award agreements that the unexercised vested stock options remain exercisable for 30 days following termination.

•

For cause, unexercised stock options are immediately forfeited. Cause means (a) any act or omission which we believe is of a criminal nature and the result of which we believe is detrimental to the interests of us or our affiliates, (b) the material breach of a fiduciary duty owing to us, including, without limitation, fraud or embezzlement, or (c) conduct, or the omission of conduct, on the part of the participant that constitutes a material breach of any statutory or common-law duty of loyalty to us or our affiliates. However, if a participant is subject to an employment agreement, cause has the meaning set forth in that participant’s employment agreement.

In each case described above, stock options never remain exercisable beyond their original term.

On February 20, 2009, we entered into Option and Restricted Stock Amendment Agreements with the Company’s Section 16 reporting officers, including our named executive officers (except Mr. DeYoung, who had not joined the Company at that time, and Mr. Lesnik, who was a non-employee director at such time), amending all outstanding Company options and restricted stock awards held by them under the 1998 Plan. These agreements amended these outstanding awards to (i) increase the stock ownership threshold at which a change in control is deemed to occur from 20% to 35% and (ii) provide that, upon the termination of employment (as defined in the 1998 Plan) of any Section 16 officer by the Company without cause (as defined in the 1998 Plan), the options held by the officer under the 1998 Plan will become fully exercisable and the shares of restricted stock held by the officer under the 1998 Plan will become fully vested.

On the same date, we entered into a Restricted Stock Amendment Agreement with Gary E. McCullough, our President and Chief Executive Officer, regarding 72,000 shares of restricted stock issued under the terms of Mr. McCullough’s employment agreement, of which 36,000 shares remained unvested at that date. The agreement increased the stock ownership threshold at which a change in control is deemed to occur from 20% to 35% for these restricted shares, which vested on March 5, 2009.

On February 20, 2009, Mr. Lesnik, in his capacity as a non-employee director, entered into an Option Extension and Amendment Agreement with the Company regarding then-outstanding option grants held by him under the 1998 Plan and the 1998 Non-Employee Directors’ Stock Option Plan. This agreement amended Mr. Lesnik’s then-outstanding option grants to (a) increase the stock ownership threshold upon which a change in control of the Company is deemed to occur from 20% to 35% and (b) extend the post-termination exercise period of these options which are vested at the time of such termination of service (as defined in the 2008 Plan) to the earlier of (i) three years following termination of service and (ii) the original expiration date of the option, except in the case of termination of service at a time when cause (as defined in the 2008 Plan) exists. If the termination for service is for cause, then the terms of the plans under which such options were granted and the option award agreements will apply to such termination without giving effect to such amendments.

Under our 2008 Plan, restricted stock awards immediately vest and become nonforfeitable in case of death or disability, but are forfeited in the event of other forms of employment termination. For stock option awards, if the termination is due to:

•

Death or disability, options become fully vested and exercisable and remain exercisable from the date of termination due to death or disability until the first to occur of (a) the expiration date of the option and (b) one year after the date of termination. Any options not exercised within the allowed time period are automatically forfeited.

•

Retirement, options continue to vest for three years (but not longer than the option’s term) and any vested and exercisable options are exercisable from the date of retirement until the first to occur of (x) the expiration date of the option and (y) three years after the retirement date; any options that have not so vested are automatically forfeited. Any options not exercised within the allowed time period also are automatically forfeited. Retirement means termination after age 55 with at least five years of service.

•

For reasons other than cause, vested options that are exercisable on the date of termination remain exercisable from that termination date until the first to occur of (a) the expiration date of the option and (b) 90 days from the termination date. Any unvested options on the date of termination are automatically forfeited and options not exercised within the allowed time period are automatically forfeited.

•

Voluntary termination of employment or service (for reasons other than retirement, death or disability), vested options that are exercisable on the date of termination remain exercisable from that termination date until the first to occur of (a) the expiration date of the option and (b) 30 days after the termination date. Any unvested options on the termination date are automatically forfeited. Any options not exercised within the allowed time period also are automatically forfeited.

•	Termination for cause, the participant immediately and automatically forfeits all options and all vested and unvested rights to purchase shares of our stock.

Notwithstanding the foregoing, stock options granted to Mr. Lesnik under the 2008 Plan on May 19, 2011 and 2010 and on April 30, 2009, which were granted to Mr. Lesnik in his capacity as a non-employee director, provide that if Mr. Lesnik incurs a termination of service (as defined in the 2008 Plan) for any reason other than for cause, any stock option which is vested at the time of such termination shall remain exercisable, pursuant to and subject to the 2008 Plan, until the earlier of (a) the third anniversary of such termination of service, and (b) the expiration of the option term. If the termination for service is for cause, then all such options held by Mr. Lesnik at the time of such termination of service will be immediately cancelled and forfeited.

Gary E. McCullough—Mr. McCullough resigned as the Company’s President and Chief Executive Officer on October 31, 2011. Mr. McCullough’s employment agreement governed the severance arrangements applicable to him. Mr. McCullough’s employment agreement provided that if Mr. McCullough were involuntarily terminated by us without cause or by him for good reason (as defined in his employment agreement), he would be eligible to receive:

(a)	Base salary continuation for two years following the date of termination, paid in equal periodic payments as the Company generally pays its employees but not less than monthly.

(b)	A prorated cash incentive for the year in which termination occurs, calculated as the average of the annual cash incentive paid in the two fiscal years ended prior to the year of termination and prorated based on the portion of the year that Mr. McCullough was employed by the Company.

(c)	A lump sum payment equal to two times the average annual cash incentive paid to him for the two years completed prior to termination.

(d)	Two years of post-termination health, dental, vision and life and disability insurance coverage for Mr. McCullough (and his spouse and eligible dependents, as applicable) at the same (or greater) benefit level in effect immediately prior to his termination.

(e)	A cash payment equal to two years’ after-tax amount of Company contributions that would have been made to his accounts under our qualified and non-qualified (if any) retirement plans.

In connection with his separation from the Company, Mr. McCullough and the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) effective November 22, 2011. Under the terms of the Separation Agreement, and in accordance with the provisions of his employment agreement, the Company agreed to pay Mr. McCullough: (1) continuation of his $824,000 base salary for a period of two years; (2) $1,011,196, representing his pro rata cash incentive for 2011 as described above; (3) $2,428,000, representing two times his average cash bonus over the last two years; and (4) $88,058 in connection with certain insurance, retirement and benefit plans. The Company also agreed to provide him with reimbursement of outplacement services up to a maximum of $100,000 and, for two years, the cost of continued health, dental and vision benefit coverage and life insurance coverage.

The Separation Agreement also provides for the continued effectiveness of certain provisions of Mr. McCullough’s employment agreement, including his agreement (a) not to compete with the Company for a period of two years and (b) not to solicit the Company’s employees, customers, students and certain other persons for a period of two years. The Separation Agreement also provides for a general release of claims between the Company and Mr. McCullough, subject to certain exclusions, as well as other customary provisions.

Compensation and Benefits Paid and Payable in Connection with Mr. McCullough’s Separation from the Company	$ Value	# Shares
Compensation:
Base Salary Continuation (1)	$1,648,000
Pro Rata Incentive (1)	$1,011,196
Accrued Vacation (1)	$31,693
Lump Sum (1)	$2,428,000
Performance-Based Shares (3)	$—
Time-Based Shares (3)	$—
Stock Options (4)	$142,608	50,750

Benefits and Perquisites:
Insurance (1)(2)	$25,000
Disability Benefits (1)	$30,000
401(k) Contributions (1)	$33,058
Outplacement (1)	$100,000

Total:	$5,449,555

(1)	These amounts were or will be paid, as applicable, pursuant to the terms of Mr. McCullough’s Separation Agreement.

(2)	Includes payment of premiums for health, dental and life insurance and vision coverage.

(3)	Upon separation from the Company, all of Mr. McCullough’s unvested restricted shares were forfeited.

(4)	The value of the vested stock options presented above was not paid under his Separation Agreement but represents the difference between $13.32, the exercise price of options vesting in connection with Mr. McCullough’s separation from the Company, and the $16.13 closing price of our common stock as reported on NASDAQ on October 31, 2011, multiplied by the number of shares vesting in connection with Mr. McCullough’s separation from the Company.

Thomas G. Budlong—Mr. Budlong separated from the Company effective October 31, 2011. In connection with his separation from the Company, he and the Company entered into a Separation Agreement and General Release effective October 31, 2011. Under the agreement’s terms, Mr. Budlong received a lump sum severance payment (before applicable taxes and other withholding) of $346,000, representing one year of base salary. The agreement also provided for a prorated incentive payment, continuation of his health and dental insurance coverage (partially subsidized by the Company so that Mr. Budlong will pay the same cost that similarly situated active employees pay for such insurance coverage) for the period from November 2011 through October 2012, and extension of the exercise period for Mr. Budlong’s outstanding vested options under the Company’s incentive stock plans to the earlier of (i) the tenth anniversary of the grant date of such option, or (ii) the first anniversary of his separation date. The agreement also contained an agreement not to compete with the Company for 52 weeks, not to solicit Company employees, customers, students and certain other persons for 18 months, and a release of Mr. Budlong’s claims (if any) against the Company and its affiliates.

Compensation and Benefits Paid and Payable in Connection with Mr. Budlong’s Separation from the Company	$ Value	# Shares
Compensation:
Base Salary (1)	$346,000
Pro Rata Incentive (1)	$97,010
Performance-Based Shares (2)	$273,389	33,098
Time-Based Shares (2)	$66,708	8,076
Stock Options (3)	$—	60,232

Benefits and Perquisites:
COBRA Benefits (1)	$12,625

Total:	$795,732

(1)	These amounts were or will be paid, as applicable, pursuant to the terms of Mr. Budlong’s separation agreement. Accrued and pro rata incentive includes accrued incentive payable but not yet paid with respect to 2011.

(2)	Pursuant to the terms of Mr. Budlong’s separation agreement, all of his unvested performance-based and time-based restricted shares became fully vested on November 14, 2011. The value of the vesting of these restricted shares was calculated by multiplying the number of restricted shares held under the awards by $8.26, the closing price of the Company’s common stock as reported on NASDAQ on November 14, 2011.

(3)	Represents the difference between the exercise price of options vesting in connection with Mr. Budlong’s separation from the Company and the $8.26 closing price of our common stock as reported on NASDAQ on November 14, 2011, multiplied by the number of shares vesting in connection with Mr. Budlong’s separation from the Company. As the exercise price of such stock options exceeded the closing price of our common stock as reported on NASDAQ on November 14, 2011, no value is attributable to the acceleration of vesting of such stock options.

Change in Control

Under the 1998 and 2008 Plans, a change in control is deemed to have occurred (except with regard to our non-employee directors and Section 16 officers as discussed above under “Termination of Employment—Equity Plans”) if any of the following events occur:

•

Any corporation, person or other entity (other than us, our majority-owned subsidiary or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by us), including persons or entities acting as a group, becomes the beneficial owner of stock representing more than 20% (35% in the 2008 Plan and for our Section 16 officers and directors) of our common stock.

•

Our stockholders approve our merger or consolidation with or into another corporation other than a majority-owned subsidiary, or an agreement to sell or otherwise dispose of all or substantially all of our assets, and the members of the Board of Directors prior to that approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or the parent of that entity.

•	Our stockholders approve a plan of liquidation.

•

Within any period of 24 consecutive months, the members of the Board of Directors immediately prior to the 24-month period, together with any persons first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid a contest) during the 24-month period by or on the recommendation of the Board immediately prior to that 24-month period and who constituted a majority of the Board at the time of election, cease to constitute a majority of the Board.

Under the 1998 Plan, any stock options outstanding as of the date of a change in control and not then exercisable become fully exercisable, and any restrictions applicable to restricted stock lapse and the shares become fully vested. All performance goals will be deemed to have been met. The Company’s stock repurchase activities during January 2011 reduced total shares outstanding and resulted in increasing one stockholder’s holdings to more than 20% of the combined voting power of our outstanding common stock. As a result of this event, certain outstanding options and restricted stock awards that were subject to the 20% change in control provision under our 1998 Plan vested on an accelerated basis. This event did not accelerate vesting of outstanding awards held by our directors and named executive officers, whose awards have a 35% change in control threshold.

The 2008 Plan is a “double-trigger” plan that provides that upon both (1) a change in control and (2) an involuntary termination of the award holder’s employment or service by us or our successor other than for cause (as defined in the 2008 Plan) during the two-year period following the change in control, that award holder’s stock options shall become exercisable and shares of restricted stock shall become vested.

The following tables describe the benefits to which the named executive officers (other than Messrs. McCullough and Budlong, who are addressed above) would have been entitled under these plans and any relevant provisions of their employment agreements (1) if the named executive officer had terminated employment pursuant to (a) a voluntary termination or retirement, (b) an involuntary termination other than for cause, (c) the named executive officer’s death or disability, or (d) a termination for cause, in any such case on December 31, 2011 or (2) upon a change in control of the Company and a concurrent involuntary termination of the named executive officer’s employment on December 31, 2011.

Steven H. Lesnik:

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination or Normal Retirement	Involuntary Not for Cause Termination	Death or Disability	For Cause Termination	Change in Control(1)
Compensation:
Base Salary Lump Sum (2)	$—	$500,000	$—	$—	$500,000
Accrued & Pro Rata Incentive (2)	$—	$—	$—	$—	$—
Performance-Based Shares (3)	$—	$—	$—	$—	$—
Time-Based Shares (3)	$—	$—	$—	$—	$—
Stock Options (4)	$—	$—	$—	$—	$—

Benefits and Perquisites:
Life Insurance Proceeds (5)	$—	$—	$650,000	$—	$—
Disability Benefits (6)	$—	$—	$41,250	$—	$—
COBRA Benefits (7)	$—	$356	$—	$—	$356

Total:	$—	$500,356	$691,250	$—	$500,356

Michael J. Graham:

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination or Normal Retirement	Involuntary Not for Cause Termination	Death or Disability	For Cause Termination	Change in Control(1)
Compensation:
Base Salary Lump Sum (2)	$—	$220,500	$—	$—	$220,500
Accrued & Pro Rata Incentive (2)	$142,884	$142,884	$142,884	$142,884	$142,884
Performance-Based Shares (3)	$—	$—	$418,720	$—	$418,720
Time-Based Shares (3)	$—	$—	$163,572	$—	$163,572
Stock Options (4)	$—	$—	$—	$—	$—

Benefits and Perquisites:
Life Insurance Proceeds (5)	$—	$—	$441,000	$—	$—
Disability Benefits (6)	$—	$—	$41,250	$—	$—
COBRA Benefits (7)	$—	$6,235	$—	$—	$6,235

Total:	$142,884	$369,619	$1,207,426	$142,884	$951,911

Robert T. DeYoung:

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination or Normal Retirement	Involuntary Not for Cause Termination	Death or Disability	For Cause Termination	Change in Control(1)
Compensation:
Base Salary Lump Sum (2)	$—	$188,700	$—	$—	$188,700
Accrued & Pro Rata Incentive (2)	$113,753	$113,753	$113,753	$113,753	$113,753
Performance-Based Shares (3)	$—	$—	$223,495	$—	$223,495
Time-Based Shares (3)	$—	$—	$92,813	$—	$92,813
Stock Options (4)	$—	$—	$—	$—	$—

Benefits and Perquisites:
Life Insurance Proceeds (5)	$—	$—	$377,400	$—	$—
Disability Benefits (6)	$—	$—	$41,250	$—	$—
COBRA Benefits (7)	$—	$5,335	$—	$—	$5,335

Total:	$113,753	$307,788	$848,711	$113,753	$624,096

Jeremy J. Wheaton:

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination or Normal Retirement	Involuntary Not for Cause Termination	Death or Disability	For Cause Termination	Change in Control(1)
Compensation:
Base Salary Lump Sum (2)	$—	$276,923	$—	$—	$276,923
Accrued & Pro Rata Incentive (2)	$76,092	$76,092	$76,092	$76,092	$76,092
Performance-Based Shares (3)	$—	$—	$79,588	$—	$79,588
Time-Based Shares (3)	$—	$—	$65,758	$—	$65,758
Stock Options (4)	$—	$—	$—	$—	$—

Benefits and Perquisites:
Life Insurance Proceeds (5)	$—	$—	$300,000	$—	$—
Disability Benefits (6)	$—	$—	$41,250	$—	$—
COBRA Benefits (7)	$—	$11,430	$—	$—	$11,430

Total:	$76,092	$364,445	$562,688	$76,092	$509,791

Jason T. Friesen:

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination or Normal Retirement	Involuntary Not for Cause Termination	Death or Disability	For Cause Termination	Change in Control(1)
Compensation:
Base Salary Lump Sum (2)	$—	$152,900	$—	$—	$152,900
Accrued & Pro Rata Incentive (2)	$73,437	$73,437	$73,437	$73,437	$73,437
Performance-Based Shares (3)	$—	$—	$99,625	$—	$99,625
Time-Based Shares (3)	$—	$—	$66,276	$—	$66,276
Stock Options (4)	$—	$—	$—	$—	$—

Benefits and Perquisites:
Life Insurance Proceeds (5)	$—	$—	$305,800	$—	$—
Disability Benefits (6)	$—	$—	$41,250	$—	$—
COBRA Benefits (7)	$—	$6,235	$—	$—	$6,235

Total:	$73,437	$232,572	$586,388	$73,437	$398,473

(1)	The Company’s Executive Severance Plan governs the severance arrangements applicable to the named executive officers. The Company’s Executive Severance Plan does not contain provisions addressing change in control. For purposes of determining salary, annual cash incentive amounts and lump sums (if any) payable to named executive officers assuming a concurrent change in control and job termination effective December 31, 2011, the change in control and job termination are deemed to be involuntary not for cause termination.

(2)	Severance arrangements for the named executive officers are governed by the Company’s Executive Severance Plan. This plan provides for a lump sum payment of base salary equal to three weeks per year employed with a minimum of 26 weeks and a maximum of 52 weeks of pay, depending upon the executive’s tenure with the Company. The Plan also provides for payment of accrued pro rata incentive payable but not yet paid for the fiscal year in which the date of termination occurs, prorated based on actual days elapsed in the year to the date of termination. The Company’s cash incentive program is a calendar year program. Assuming a December 31, 2011 termination date, the named executive officers would receive the cash incentive accrued and payable for calendar year 2011 and would not receive any additional pro rata cash incentive payment.

(3)	For purposes of the table above, compensation for the vesting of time-based and performance-based restricted stock equals the $7.97 closing price per share of our common stock as reported on NASDAQ on December 30, 2011, multiplied by the number of vesting shares. All performance conditions are assumed to have been attained at maximum performance, except as otherwise indicated in the chart below.

The chart below outlines the treatment of restricted shares under various termination scenarios under our 2008 Plan and for restricted stock awards outstanding under our 1998 Plan as such 1998 awards were amended by agreements entered into on February 20, 2009 between our named executive officers and the Company to (i) increase the stock ownership threshold at which a change in control is deemed to occur for those awards from 20% to 35% and (ii) provide that, upon termination of employment without cause (as defined in the 1998 Plan), his or her restricted stock grants under the 1998 Plan become fully vested.

Restricted Stock Awards
	Under the 2008 Plan		As Amended for Outstanding 1998 Plan Awards
Event	Forfeit	Vest	Forfeit	Vest
Death or Disability (a)		X		X
Change in Control plus Involuntary Employment Termination (a)		X		X
Change in Control	N/A	N/A		X
Voluntary Termination	X		X
Normal Retirement	X		X
Involuntary Not for Cause Termination	X			X
For Cause Termination	X		X

(a)	For time-based shares granted on May 19, 2011, vesting upon (i) a termination due to the death or disability of the grantee, and (ii) an involuntary termination of the grantee during the two-year period following a change in control, in each case is prorated based on the date of such termination. For terminations prior to May 19, 2013, the number of shares that vest would equal 50% of the total shares granted multiplied by a fraction, the numerator of which is the number of days elapsing between May 19, 2011 and the termination date, and the denominator of which is 730 (rounded up to the nearest whole share). For terminations after May 19, 2013, the number of shares that vest (in addition to the shares that would have become vested on May 19, 2013) would equal the result of the following formula (rounded up to the nearest whole share): A x (B/1095)—(A—(.5 x A)); where “A” equals the number of shares granted on May 19, 2011, and “B” equals the number of days elapsing between May 19, 2011 and the termination date.

(4)	Stock option compensation for the events in the tables above equals the difference between the exercise price and the $7.97 closing price of our common stock as reported on NASDAQ on December 30, 2011, multiplied by the number of shares vesting in connection with the termination event.

In general, under the terms of our 2008 Plan, in the event of termination for cause, all vested and unvested stock options forfeit. In the event of voluntary termination and involuntary termination without cause, vested options are exercisable and unvested options forfeit; in the event of retirement, vested options are exercisable for three years and unvested options continue to vest for three years; in the event of death or disability, all stock options become fully vested and exercisable for one year (but not beyond the original term); and in the event of a change in control, all options vest only if the participant incurs an involuntary termination of service other than for cause within two years following the change in control. Notwithstanding the foregoing, pursuant to the terms of the stock option agreements entered into with respect to stock option grants under the 2008 Plan to Mr. Lesnik, (a) upon a termination of Mr. Lesnik’s service with the Company other than for cause, any such options which are vested at the time of such termination of service shall remain exercisable until the earlier of (i) the third anniversary of such termination of service, and (ii) the end of the applicable option term, and (b) upon a termination of Mr. Lesnik’s service with the Company for cause, all options held by Mr. Lesnik at the time of such termination shall be immediately forfeited.

With respect to our 1998 Plan, each of the named executive officers (other than Mr. Lesnik) entered into an agreement on February 20, 2009, amending all of his or her outstanding Company options held under the 1998 Plan to (i) increase the stock ownership threshold at which a change in control is deemed to occur from 20% to 35% and (ii) provide that, upon termination of employment without cause (as defined in the 1998 Plan), his or her options under the 1998 Plan become fully exercisable.

On February 20, 2009, Mr. Lesnik entered into an Option Extension and Amendment Agreement with the Company regarding then-outstanding option grants held by him under the 1998 Plan and the 1998 Non-Employee Directors’ Stock Option Plan. This agreement amended Mr. Lesnik’s then-outstanding option grants to (a) increase the stock ownership threshold upon which a change in control of the Company is deemed to occur from 20% to 35% and (b) extend the post-termination exercise period of these options which are vested at the time of such termination of service to the earlier of (i) three years following termination of service and (ii) the original expiration date of the option, except in the case of termination of service at a time when cause (as defined in the 2008 Plan) exists. If the termination for service is for cause, then the terms of the plans under which such options were granted and the option award agreements will apply to such termination without giving effect to such amendments.

(5)	Company-paid life insurance policy only.

(6)	This amount represents the maximum potential liability for short-term disability. The Company has no arrangements to provide long-term disability coverage to terminated employees.

(7)	The Executive Severance Plan provides that the Company will pay a portion of health and dental insurance premiums for terminated executives for the period of time after termination that is equal to the number of weeks of pay for which the executive is eligible, if an eligible executive is a participant in the Company’s health or dental insurance plans at the time of termination and after termination timely elects to continue such insurance coverage under federal COBRA law. The executive pays a premium amount that a similarly situated active employee of the Company pays for such coverage.

PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), the Company’s stockholders are entitled to vote at the Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K under the Exchange Act. The Dodd-Frank Act provides that this vote is advisory only and it is not binding on the Company or the Board of Directors. This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to our named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers. Because your vote is advisory, it will not be binding upon the Board of Directors. The Board of Directors and Compensation Committee will, however, take into account the outcome of the Say-on-Pay vote when considering future compensation arrangements. The Company is providing this vote as required pursuant to Section 14A of the Exchange Act. The Board of Directors determined that the Company will hold a nonbinding stockholder advisory vote to approve executive compensation on an annual basis until the next required vote on the frequency of such nonbinding stockholder advisory vote or until the Board of Directors otherwise determines that a different frequency for such vote is in the best interests of the Company’s stockholders.

Accordingly, stockholders are being asked to vote at the Annual Meeting to approve our executive compensation policies and procedures for the named executive officers, as described in the Compensation Discussion and Analysis as included in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our fiscal year 2011 executive compensation programs and policies for the named executive officers through the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Company’s compensation philosophy is designed to link each named executive officer’s compensation with the Company’s short-term and long-term performance, and to align the interests of executives and stockholders. The Compensation Committee designs the Company’s short and long-term incentive plans so that upside and downside compensation potential exists based on the Company’s performance against pre-defined objectives. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to the Company’s financial performance and to other performance factors that measure our progress against the goals of our strategic and operating plans.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the executive compensation paid by the Company to its named executive officers.

PROPOSAL 3

TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE

MAXIMUM NUMBER OF DIRECTOR POSITIONS FROM NINE TO ELEVEN

Article V of our Restated Certificate of Incorporation provides that the authorized number of directors shall be not less than five nor more than nine directors. The Board of Directors is permitted to determine the number of directors within these limits from time to time in a resolution adopted by a majority of the Board. The Board has, by resolution, set the size of the board at seven directors.

The Board of Directors believes that it is desirable for our Restated Certificate of Incorporation to be amended to permit the Board to appoint up to two more directors to the Board, without shareholder approval. Any such newly appointed directors would serve until the next annual meeting of stockholders, and, thereafter, any continued service as a director on the Board would be subject to such director’s reelection at annual meetings of the Company’s stockholders. This change will provide the Board with the flexibility to expand the size of the Board in order to obtain a broader array of skills and backgrounds on the Board. In addition, this proposed amendment provides for clean-up changes to Article V of our Restated Certificate of Incorporation which would eliminate references to the classified structure of the Board, which structure was removed in connection with the approval and adoption of our Restated Certificate of Incorporation in 2006.

The proposed amendment to Article V of the Restated Certificate of Incorporation to expand the maximum number of director positions from nine to eleven and to remove references to the classified structure of the Board, which structure is no longer applicable to the Board, is attached to this Proxy Statement as Exhibit A, and the above discussion is qualified in its entirety by reference to such exhibit.

The Board of Directors recommends a vote FOR the amendment to the Career Education Corporation Restated Certificate of Incorporation to expand the maximum number of director positions from nine to eleven.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

We assist the Board in fulfilling its responsibility for overseeing the quality of CEC’s accounting, auditing and reporting practices. Management is responsible for the reporting processes, for preparing and presenting financial statements and implementing and maintaining internal controls. CEC’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of CEC’s audited financial statements to generally accepted accounting principles in the United States.

In discharging our oversight responsibilities regarding the audit process, we have:

(1)	Reviewed and discussed the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 with management.

(2)	Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

(3)	Received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with us concerning independence, and have discussed with Ernst & Young LLP its independence.

Based upon the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing and as filed with the SEC.

AUDIT COMMITTEE

Dennis H. Chookaszian (Chairperson)

David W. Devonshire

Patrick W. Gross

Principal Accounting Fees and Services

Ernst & Young LLP acts as the principal auditor for the Company and also provides certain audit-related, tax and other services. CEC has entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for the Company.

Pre-Approval Policy—The Audit Committee pre-approves all services provided by Ernst & Young LLP to the Company. In some cases, this pre-approval is accomplished through policies and procedures adopted by the Audit Committee that provide a detailed description of the services that may be performed, as well as limits on the fees for the services. In pre-approving services, the Audit Committee considers whether these services are consistent with the SEC’s rules on auditor independence.

Audit Fees—Audit fees were $1,828,287 and $1,881,990 for the years ended December 31, 2011 and December 31, 2010, respectively. Audit fees consisted of audit work performed in the preparation of financial statements, quarterly financial statement reviews, regulatory audits, and consultation regarding financial accounting or reporting standards. These fees included audit services related to Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees—Audit-related fees for the year ended December 31, 2011 were $0 and for the year ended December 31, 2010 were $57,500 for accounting consultation services performed by the independent registered public accounting firm’s personnel.

Tax Fees—Tax fees were $73,230 and $106,000 for the years ended December 31, 2011 and December 31, 2010, respectively. Tax fees consisted of all services performed by the independent registered public accounting firm’s tax personnel, except those related to the audit of financial statements, and include tax compliance, tax consulting, tax planning and non-recurring projects.

Other Fees—There were no fees billed by Ernst & Young LLP for other fees during the years ended December 31, 2011 and December 31, 2010.

Financial Information Systems Design and Implementation Fees—There were no fees billed by Ernst & Young LLP for professional services rendered in connection with financial information systems design and implementation services during the fiscal years ended December 31, 2011 and December 31, 2010.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm to audit our financial statements for 2012. The Company is asking you to ratify that appointment.

Proxies will be voted for the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012 unless the proxy indicates a contrary choice. Any proxy indicating a contrary choice will be voted as directed. Ernst & Young LLP representatives will be present at the Annual Meeting and may make a statement if Ernst & Young LLP would like to do so. They will also be available to respond to appropriate questions.

The Audit Committee, as required by law, is directly responsible to appoint the Company’s independent registered public accounting firm. Its appointment of Ernst & Young LLP will not be affected by the outcome of the vote. However, the Audit Committee will consider the voting results when selecting the Company’s independent registered public accounting firm for 2013.

The Board of Directors recommends a vote FOR ratifying the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information on the beneficial ownership of the common stock by (i) each Company director, (ii) each of the named executive officers and (iii) all Company directors and executive officers as a group.

Name	Common Stock Beneficially Owned as of March 1, 2012
	Shares of Common Stock Owned		Restricted Shares(1)	Subject to Stock Options Exercisable Within 60 Days	Total Number of Shares Beneficially Owned(2)	Percent of Shares Beneficially Owned
DIRECTORS
Dennis H. Chookaszian	7,000	(4)	—	236,000	243,000	*
David W. Devonshire	3,500	(5)	—	86,000	89,500	*
Patrick W. Gross	3,400		—	140,000	143,400	*
Gregory L. Jackson	10,554		—	68,000	78,554	*
Thomas B. Lally	20,000		—	260,000	280,000	*
Steven H. Lesnik	4,000		—	134,000	138,000	*
Leslie T. Thornton	5,000		—	140,000	145,000	*

NAMED EXECUTIVE OFFICERS
Gary E. McCullough	158,926		—	—	158,926	*
Michael J. Graham	33,967		85,808	122,764	242,539	*
Robert T. DeYoung	—		66,714	20,049	86,763	*
Jason T. Friesen	9,915		23,263	28,040	61,218	*
Jeremy J. Wheaton	4,862		27,860	73,014	105,736	*
Thomas G. Budlong	54,424		—	140,585	195,009	*
All directors and executive officers as a group (15 persons (3))	136,337		282,838	1,441,635	1,860,810	2.71%

*	Denotes beneficial ownership of less than one percent.

(1)	Includes restricted stock awards that remain subject to applicable performance-vesting and time-vesting criteria. Based upon whether such criteria is achieved and, if so, at what level, such restricted stock awards, or a portion thereof, may be forfeited in the future.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC. Under these rules, the number of shares beneficially owned by a person and the percentage ownership of that person includes shares of common stock that the person can vote or transfer, as well as shares subject to options held by that person that are currently exercisable or exercisable within 60 days of March 1, 2012.

(3)	Excludes holdings of Messrs. McCullough and Budlong, as neither served as an executive officer of the Company on March 1, 2012.

(4)	Indirect by spouse.

(5)	Joint with spouse.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table shows the amount of our common stock owned by holders known to us to beneficially own more than 5% of our outstanding common stock at March 1, 2012. For this table, beneficial ownership means the right to direct the voting or sale of shares, even if those rights are shared with others. Beneficial ownership was determined as of March 1, 2012.

Name and Address	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Blum Capital Partners, L.P. (1)	15,427,483	22.92%
909 Montgomery Street, Suite 400, San Francisco, California 94133

BlackRock, Inc (2)	5,879,830	8.74%
40 East 52nd Street, New York, New York 10022

FMR LLC (3)	4,700,000	6.98%
82 Devonshire Street, Boston, Massachusetts 02109

(1)	As reported on a Schedule 13D/A filed with the SEC on February 28, 2012 by Blum Capital Partners, L.P. on behalf of itself and certain of its affiliates. Blum Capital Partners L.P. reported shared voting and shared dispositive power as to 15,427,483 shares.

(2)	As reported on a Schedule 13G/A filed with the SEC on February 13, 2012 by BlackRock, Inc. on behalf of itself and certain of its subsidiaries. BlackRock, Inc. reported sole voting power and sole dispositive power as to all these shares.

(3)	As reported on a Schedule 13G/A filed with the SEC on February 14, 2012, by FMR LLC on behalf of itself, certain of its subsidiaries and related entities. FMR reported sole dispositive power for 4,700,000 shares, and reported neither sole nor shared voting power with respect to the shares, stating that neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by Fidelity Low-Priced Stock Fund, which power resides with the fund’s Board of Trustees and that Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by such Board of Trustees. Reported that 4,700,000 shares are beneficially owned by Fidelity Management & Research Company (“Fidelity”) as an investment adviser to various investment companies; that Edward C. Johnson 3d, the Chairman of FMR, and FMR, through its control of Fidelity, and the fund, each has sole power to dispose of the 4,700,000 shares owned by the fund. Reports that members of Mr. Johnson 3d’s family, through their ownership of Series B voting common shares of FMR, which represents 49% of the voting power of FMR; and through such ownership and the execution of a shareholders’ voting agreement concerning Series B voting common stock, may be deemed under the Investment Company Act of 1940 to form a controlling group with respect to FMR.

MISCELLANEOUS AND OTHER MATTERS

Proposals of Stockholders

In accordance with Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended to be considered for inclusion in the Company’s proxy statement and proxy for the 2013 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company not less than 120 days prior to April 2, 2013. In addition, Article II, Section 2.5 of the Company’s By-Laws (the “Notice Provision”) provides that for business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver written notice to, or mail the notice so that it is received by, the Corporate Secretary of the Company at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of the previous year’s annual meeting of stockholders. Proposals of stockholders intended to be considered at the Company’s 2013 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to May 17, 2013.

In addition to other requirements included in the Company’s By-Laws, nominations of a person for election to the Board by stockholders must specify the name of the nominee and other information of such nominee that is required to be disclosed in solicitation of proxies for election of directors, or otherwise, along with the written consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected. In connection with any stockholder nomination, as set forth in the Company’s By-Laws, the nominating stockholder must also provide additional information as to the stockholder giving notice, and, if applicable, each nominee proposed by the stockholder, including any material interest of such person in such nomination, information regarding beneficial ownership of securities of the Company, a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting of stockholders to nominate the person(s) named in the notice, and whether the stockholder intends to deliver a proxy statement and form of proxy in connection with such nomination to holders of the Company’s voting securities reasonably believed by such stockholder to be sufficient to elect such nominee(s).

Discretionary Proxy Voting Authority/Untimely Stockholder Proposals

Rule 14a-4(c) promulgated under the Exchange Act governs the Company’s use of its discretionary proxy voting authority regarding a stockholder proposal that the stockholder has not sought to include in the Company’s proxy statement. Under the rule, if a stockholder fails to notify the Company of its proposal before the date established by the Notice Provision, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting. In addition, if the Company receives timely notice of a stockholder proposal in connection with an annual meeting of stockholders that does not include all of the information required by Rule 14a-4(c) promulgated under the Exchange Act, the proposal will be considered timely but deficient, and the Company’s proxy statement may confer discretionary authority for the proposal if the Company includes in its proxy statement advice on the nature of the matter and how the Company intends to exercise its discretion to vote on the matter.

Additional Information

We will furnish a copy of the Company’s Annual Report on Form 10-K for its year ended December 31, 2011, as filed with the SEC, including the financial statements and notes thereto included therein, without charge upon the written request of any person who is a stockholder as of the Record Date. We will provide free copies of the exhibits to the Form 10-K. Direct your requests for these materials to Career Education Corporation, 231 North Martingale, Schaumburg, Illinois 60173, Attention: Investor Relations Department. You can also obtain this information free of charge by accessing the Company’s website at www.careered.com under the caption “Investor Relations.”

Cost of Solicitation

CEC will pay the cost of this proxy solicitation. We have retained Georgeson Inc., a professional proxy solicitation firm, at an estimated cost of $19,000 plus reimbursement of expenses to assist in soliciting proxies from brokers, nominees, institutions and individuals. Georgeson Inc. may solicit votes personally or by telephone, mail, or other electronic means for a fee of $6.00 per completed call and electronic vote. We may also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. We will reimburse nominees and record holders for the reasonable out-of-pocket expenses of solicitation. In addition to solicitation of proxies by mail, our directors, officers or other employees may solicit proxies through personal conversations, or by telephone, facsimile or electronic means, but will not receive any compensation for these services.

By order of the Board of Directors,

Jeffrey D. Ayers

Senior Vice President, General Counsel and

Corporate Secretary

Schaumburg, Illinois

April 2, 2012

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE,

DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2012.

The Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders and Annual Report on Form 10-K for the year ended December 31, 2011 are available at www.careered.com under “Annual Voting Matters” in the “Investor Relations” section.

EXHIBIT A

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

The text below is the proposed amendment to Article V of the Company’s Restated Certificate of Incorporation, which includes the amendment to expand the maximum number of director positions from nine to eleven, marked against the current Charter. Additions are indicated by underlining and proposed deletions are indicated by strike-outs.

ARTICLE V

The business and affairs of the Corporation shall be managed by or under the direction of a board of directors consisting of not less than five (5) nor more than ~~nine~~eleven (~~9~~11) directors. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution.

~~The directors shall be divided into three classes, Class I, Class II and Class III with each class having either two or three members; provided, however, that beginning with the annual meeting to be held in calendar year 2008 (the “2008 Annual Meeting”) there shall only be one class of directors and each director shall be elected for a term of one year. If the number of directors is changed prior to the 2008 Annual Meeting, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director, even though such decrease may result in an inequality of the classes until the expiration of such term.~~ A director shall hold office until the annual meeting of stockholders in the year in which his or her term expires and until his or her successor shall be elected and qualified subject, however, to prior death, resignation, retirement or removal from office.

~~Beginning at the annual meeting of stockholders that is held in calendar year 2006 (the “2006 Annual Meeting”), directors shall be elected annually for terms of one year, except that any director (a “Continuing Classified Director”) whose term expires at the annual meeting of stockholders in calendar year 2007 (the “2007 Annual Meeting”) or the 2008 Annual Meeting shall continue to hold office until the end of the term for which such director was elected or appointed and until such director’s successor shall have been elected and qualified subject, however, to prior death, resignation, retirement or removal from office. Accordingly, at the 2006 Annual Meeting, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2007 Annual Meeting and until such directors’ successors shall have been elected and qualified subject, however, to prior death, resignation, retirement or removal from office. At the 2007 Annual Meeting, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2008 Annual Meeting and until such directors’ successors shall have been elected and qualified subject, however, to prior death, resignation, retirement or removal from office. At the 2008 Annual Meeting and~~At each annual meeting of stockholders~~thereafter~~, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such directors’ successors have been elected and qualified subject, however, to prior death, resignation, retirement or removal from office.~~Except as otherwise required by law, until the term of a Continuing Classified Director expires as aforesaid (or the earlier resignation of such director), such Continuing Classified Director may only be removed from office for cause, by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares entitled to vote at an election of directors.~~ Except as required by law or the provisions of this Certificate of Incorporation, all vacancies on the Board of Directors and newly-created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the same remaining term as that of his or her predecessor and until his or her successor is elected and qualified.

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Notwithstanding the foregoing ~~provisions of this Article V~~, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately ~~as a~~by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation and any resolutions of the Board of Directors applicable thereto.

Notwithstanding anything to the contrary contained in this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article V.

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Proxy – CAREER EDUCATION CORPORATION

Proxy Solicited on Behalf of the Board of Directors

For The Annual Meeting of Stockholders – May 17, 2012

The undersigned hereby appoints Jeffrey D. Ayers and Gail B. Rago, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof and in such proxyholder’s or proxyholders’ judgment upon any other matters that may properly come before the Annual Meeting, all the Common Stock of Career Education Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders thereof to be held on May 17, 2012, or at any adjournment or postponement thereof. The undersigned hereby revokes ALL previous proxies given to vote at the Annual Meeting of Stockholders to be held on May 17, 2012 or at any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held on May 17, 2012, beginning at 9:00 a.m., Central Daylight Saving Time, at the campus support center at Career Education Corporation, 231 North Martingale Road, Schaumburg, Illinois 60173. To obtain directions to attend the 2012 Annual Meeting and vote in person, you may call Investor Relations at (847) 585-3899 or visit our website at www.careered.com under the caption “Investor Relations.”

Unless otherwise marked, this proxy will be voted FOR the election of the nominees named in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4, and in accordance with the judgment of the persons named as proxies herein, in their sole discretion, on any other matters that may properly come before the Annual Meeting. Each of Proposals 1, 2 3 and 4 are being proposed by Career Education Corporation.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2012.

The Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders and Annual Report on Form 10-K for the year ended December 31, 2011 are available at www.careered.com under “Annual Voting Matters” in the “Investor Relations” section.

(Continued and to be signed on reverse side)

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 am., Central Time , on May 19, 2011.

Vote by Internet
• Log on to the Internet and go to
www.investorvote.com/CECO
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in

this example. Please do not write outside the designated areas.    ☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.	Proposals – The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposal 2, FOR
Proposal 3, and FOR Proposal 4.

1. Election of Directors	For	Against		For	Against		For	Against

01 – Dennis H. Chookaszian	☐	☐	02 – David W. Devonshire	☐	☐	03 – Patrick W. Gross	☐	☐

04 – Gregory L. Jackson	☐	☐	05 – Thomas B. Lally	☐	☐	06 – Steven H. Lesnik	☐	☐

07 – Leslie T. Thornton	☐	☐

2. Advisory Vote to Approve Executive Compensation Paid by the Company to its Named Executive Officers	For ☐	Against ☐	Abstain ☐

3. Approval of amendment to the Career Education Corporation Restated Certificate of Incorporation to expand the maximum number of director positions from nine to eleven.	For ☐	Against ☐	Abstain ☐

4. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.	For ☐	Against ☐	Abstain ☐

B.	Non-Voting Items

Change of Address – Please print new address below.

C.	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below.

Please sign exactly as the name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.